Exhibit 99.1

HANESBRANDS INC.

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2017)

CERTIFICATE

The undersigned, as a duly authorized representative of the Hanesbrands Inc. Employee Benefits Administrative Committee, hereby adopts the Hanesbrands Inc. Retirement Savings Plan, as amended and restated effective January 1, 2017.

Dated this 27th day of January, 2017.

HANESBRANDS INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ Virginia Piekarski
Administrative Committee Member

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EXHIBIT A
Accounts Transferred from the Sara Lee Plan	1

SUPPLEMENT A
December 31, 2014 Merger of the Maidenform, Inc. Savings Plan into the Hanesbrands Inc. Retirement Savings Plan	A-1

SUPPLEMENT B
December 31, 2015 Merger of the GEAR For Sports Profit Sharing and 401(k) Plan into the Hanesbrands Inc. Retirement Savings Plan	B-1

SUPPLEMENT C
December 31, 2015 Merger of the Knights Apparel, Inc. 401(k) Plan into the Hanesbrands Inc. Retirement Savings Plan	C-1

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HANESBRANDS INC.

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2017)

SECTION 1

1.01	Background; Purpose of Plan

Effective July 24, 2006, Hanesbrands Inc. (the “Company”) established the Plan, to permit Eligible Employees of the Company and the other Employers to accumulate their retirement savings on a tax-favored basis. In connection with the spin-off of the Company from the Sara Lee Corporation, the Accounts of Transferred Participants were spun off from the Sara Lee Plan and transferred to this Plan. A portion of the Plan (that portion invested in the HBI Stock Fund) is designed to invest primarily in qualifying employer securities, except that the Trustee may hold a small amount of the assets of the HBI Stock Fund in cash pending investment, distribution, reallocation or transfer. This portion of the Plan is intended to satisfy the requirements of an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) (the ESOP component); up to 100 percent of Plan assets may be invested in qualifying employer securities. The remaining portion of the Plan is a profit sharing plan intended to satisfy all requirements of Section 401(a) of the Code and includes a cash or deferred arrangement intended to satisfy the requirements of Section 401(k) of the Code (the 401(k) component). For each Plan Year, the 401(k) component shall include all of a Participant’s Before-Tax Contributions and Roth Contributions, any Qualified Nonelective Contributions, and the Employers’ Matching Contributions, Union Replacement Contributions and Annual Company Contribution allocable to the Participant with respect to that Plan Year for all purposes of the Plan. Effective January 1, 2017, the Plan is amended and restated in its entirety as set forth below.

1.02	Effective Date; Plan Year

The effective date of the Plan as set forth herein is January 1, 2017 except as otherwise specified herein. The “Plan Year” is the twelve month period beginning each January 1 and ending on the next following December 31.

1.03	Plan Administration

As described in Subsection 16.01, the Committee shall be the administrator (as that term is defined in Section 3(16)(A) of ERISA) of the Plan and shall be responsible for the administration of the Plan; provided, however, that the Committee may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable.

1.04	Plan Supplements

From time to time, the Company or the Committee may adopt Supplements to the Plan for the purpose of modifying the provisions of the Plan as they apply to certain or all Participants in a Covered Group or for the purpose of preserving benefits derived from another plan maintained by an Employer or a Predecessor Company to an Employer. The terms and provisions of each Supplement are a part of the Plan and supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between such other Plan provisions and such Supplement.

1.05	Trustee; Trust

Amounts contributed under the Plan are held and invested, until distributed, by the Trustee. The Trustee acts in accordance with the terms of the Trust, which implements and forms a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust.

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SECTION 2

Definitions

The following terms, when used herein, unless the context clearly indicates otherwise, shall have the following respective meanings:

2.01	Account

Except as may be stated elsewhere in the Plan, “Account” and “Accounts” mean all accounts and subaccounts maintained for a Participant (or for a Beneficiary after a Participant’s death or for an Alternate Payee).

2.02	Accounting Date

“Accounting Date” means each day the value of an Investment Fund is adjusted for contributions, withdrawals, distributions, earnings, gains, losses or expenses, any date designated by the Committee as an Accounting Date, and an Accounting Date occurring under SECTION 8. It is anticipated that each Investment Fund will be valued as of each day on which the New York Stock Exchange is open for trading and the Trustee is open for business.

2.03	Adjusted Net Worth

“Adjusted Net Worth” of an Investment Fund as of any Accounting Date means the then net worth of that Investment Fund as determined by the Trustee in accordance with the provisions of the Trust Agreement.

2.04	After-Tax Account

“After-Tax Account” means an Account maintained pursuant to Subparagraph 8.01(a).

2.05	After-Tax Contributions

“After-Tax Contributions” means a Participant’s contributions made to the Plan or a Predecessor Plan on an after-tax basis (other than Roth Contributions and Roth Rollover Contributions).

2.06	Alternate Payee

“Alternate Payee” means a Spouse, former Spouse, child or other dependent of a Participant entitled to receive payment of a portion of the Participant’s vested Plan benefits under a qualified domestic relations order, as defined in Section 414(p) of the Code.

2.07	Annual Addition

“Annual Addition” for any Limitation Year means the sum of annual additions to a Participant’s Account for the Limitation Year. Notwithstanding any Plan provision to the contrary, a Participant’s Annual Addition shall be determined in accordance with Section 415 of the Code and applicable Treasury regulations issued thereunder, the provisions of which are incorporated by reference.

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2.08	Annual Company Contribution

“Annual Company Contribution” means a contribution made by an Employer on behalf of each eligible Participant pursuant to Subsection 5.02.

2.09	Annual Company Contribution and Union Replacement Contribution Account

“Annual Company Contribution and Union Replacement Contribution Account” means an Account maintained pursuant to Subparagraph 8.01(b).

2.10	Appeal Committee

“Appeal Committee” means an ERISA Appeal Committee as described in Subsection 16.02 of the Plan.

2.11	Before-Tax Contribution

“Before-Tax Contribution” means the compensation deferrals under Section 401(k) of the Code a Participant elects or is deemed to have elected to make pursuant to Subsection 4.01(a). Notwithstanding the foregoing, for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code contained in Subsections 6.03 and 6.05, Before-Tax Contributions shall not include Catch-Up Contributions or deferrals made during that Plan Year that relate to a prior Plan Year pursuant to Section 414(u) of the Code by reason of an Eligible Employee’s qualified military service.

2.12	Before-Tax Contribution Account

“Before-Tax Contribution Account” means the Account maintained by the Committee pursuant to Subparagraph 8.01(c).

2.13	Beneficiary

“Beneficiary” means any person or persons (who may be designated contingently, concurrently or successively) to whom a Participant’s Account balances are to be paid if the Participant dies before he or she receives his or her entire vested Account.

2.14	Board of Directors

“Board of Directors” means the Board of Directors of the Company.

2.15	Catch-Up Contribution

“Catch-Up Contribution” means the deferrals of Compensation under Section 414(v) of the Code an eligible Participant elects to make on a before-tax basis pursuant to Subsection 4.02.

2.16	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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2.17	Committee

“Committee” means the Committee appointed by the Company to administer the Plan as described in SECTION 16 of the Plan.

2.18	Company

“Company” means Hanesbrands Inc. or any successor organization or entity that assumes the Plan.

2.19	Compensation

“Compensation” for a Plan Year means the total wages (as defined in Section 3401(a) of the Code) paid to an individual by an Employer for the period in question for services rendered as an Employee of an Employer, that are subject to income tax withholding at the source, determined without regard to any exceptions to the withholding rules that limit the remuneration included in such wages and that are based on the nature or location of the employment or the services performed, determined in accordance with the following:

(a)	Including (i) elective contributions made on behalf of the Employee pursuant to the Employee’s salary reduction agreement under Sections 125, 401(k), and 132(f)(4) of the Code; and (ii) any differential wage payment (as defined in Section 3401(h)(2) of the Code).

(b)	Excluding the following:

(i)	Nonqualified stock option exercise income;

(ii)	Stock awards;

(iii)	Gains attributable to the sale of stock within the two-year period beginning on the date of grant under an employee stock purchase plan as described in Section 423 of the Code;

(iv)	Reimbursements or other expense allowances (including, but not limited to, reimbursements and allowances for moving, education, adoption assistance, spousal travel, and automobile, and special payments to expatriates, such as end-of-year foreign compensation adjustments, cost of living adjustments, housing allowances, tax equalization payments and other subsidies or assignment premiums);

(v)	Special awards or bonuses, such as referral awards, financial aid bonuses, fit testing or modeling payments, closing allowances, holiday sales incentive bonuses paid after 2013 and any other special bonuses or sales incentives for retail store employees (other than bonuses paid exclusively to store management employees), gross-ups, training allowances and travel reimbursement incentives;

(vi)	Fringe benefits (cash and non-cash);

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(vii)	Imputed income;

(viii)	Compensation when earned or paid under the Hanesbrands Inc. Supplemental Employee Retirement Plan or any deferred compensation plan maintained by the Company;

(ix)	Cash awards under a long-term incentive compensation program or similar arrangement;

(x)	Welfare benefits;

(xi)	Severance pay and pay in lieu of notice under the Worker Adjustment and Retraining Notification Act; and

(xii)	State regulatory penalties.

For purposes of determining and allocating contributions under Subsections 4.02, 5.02 and 5.03, and applying the maximum percentage limitation specified in Subsection 4.01, the annual Compensation taken into account under the Plan for any Participant for a Plan Year shall not exceed $270,000 (as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17)(B) of the Code); provided, however, in the event the application of the limit under Section 401(a)(17)(B) of the Code would otherwise prevent a Participant from making Elective Deferrals up to the limit under Section 402(g) of the Code as provided in Subsection 6.01, each such Participant shall be deemed to have elected to have a higher percentage of his or her Compensation contributed to the Plan as Before-Tax Contributions and/or Roth Contributions not to exceed the maximum percentage limitation specified in Subsection 4.01.

2.20	Controlled Group Member

“Controlled Group Member” means the Company and any affiliated or related corporation that is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code) that includes the Company or any trade or business (whether or not incorporated) which is under the common control of the Company (within the meaning of Section 414(b), (c) or (m) of the Code).

2.21	Covered Group

“Covered Group” means a group or class of Employees to which the Plan has been and continues to be extended by an Employer pursuant to Subsection 3.02.

2.22	Direct Rollover

“Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

2.23	Distributee

“Distributee” means a Participant (including a Participant described in Subsection 7.02 of the Plan) or Beneficiary. In addition, the Participant’s surviving Spouse and the Participant’s Spouse or former Spouse who is an Alternate Payee are Distributees with regard to the interest of the Spouse or former Spouse.

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2.24	Effective Date

“Effective Date” of this amendment and restatement of the Plan means January 1, 2017 except as otherwise specified herein.

2.25	Elective Deferral

“Elective Deferral” means, with respect to any calendar year, each elective deferral as defined in Section 402(g) of the Code and each designated Roth contribution as described in Section 402A of the Code.

2.26	Eligible Employee

“Eligible Employee” means an Employee who is a member of a Covered Group and is otherwise eligible to participate in the Plan pursuant to either Subsection 3.01 or Subsection 12.01.

2.27	Eligible Retirement Plan

“Eligible Retirement Plan” means the following:

(a)	An individual retirement account described in Section 408(a) of the Code;

(b)	An annuity contract described in Section 403(b) of the Code;

(c)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred to such plan from this Plan;

(d)	An individual retirement annuity described in Section 408(b) of the Code;

(e)	An annuity plan described in Section 403(a) of the Code; or

(f)	A qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution.

2.28	Eligible Rollover Distribution

“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include the following:

(a)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more;

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(b)	Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(c)	Hardship withdrawals; and

(d)	Any distribution excluded from the definition of “Eligible Rollover Distribution” under the Code or applicable Treasury regulations.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion includes after-tax contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Section 401(a) or 403(a) of the Code, or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred.

2.29	Employee

“Employee” means any person employed by one or more of the Employers who is on the regular payroll of an Employer and whose wages from the Employer are reported for federal income tax purposes on Internal Revenue Service Form W-2 (or successor or equivalent form). Notwithstanding any provision of the Plan to the contrary, an individual who performs services for a Controlled Group Member but who is paid by an Employer under a common paymaster arrangement with such Controlled Group Member shall not be considered an Employee for purposes of the Plan. An Employer’s classification as to whether an individual constitutes an Employee shall be determinative for purposes of an individual’s eligibility under the Plan. An individual who is classified as an independent contractor (or other non-employee classification) shall not be considered an Employee and shall not be eligible for participation in the Plan, regardless of any subsequent reclassification of such individual as an Employee or employee of an Employer by an Employer, any government agency, court, or other third-party. Any such reclassification shall not have a retroactive effect for purposes of the Plan. Notwithstanding any other provision of the Plan to the contrary, nonresident alien individuals receiving no U.S.-source income from any Employer are not considered Employees under the Plan.

2.30	Employer

“Employer” means the Company and each Controlled Group Member that adopts the Plan in accordance with Subsection 14.17. The term “Employer” includes any entity that agrees to continue the Plan under Subparagraph 15.02(c).

2.31	Employer Contributions

“Employer Contributions” means the following contributions made by an Employer on behalf of a Participant:

(a)	Annual Company Contributions;

(b)	Matching Contributions;

(c)	Union Replacement Contributions;

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(d)	Qualified Nonelective Contributions; and

(e)	Any contributions that are made by an Employer in lieu of the contributions described in Subparagraphs (a), (b) or (c) above.

2.32	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.33	Excess Deferral

“Excess Deferral” means the amount by which a Participant’s Before-Tax Contributions and Roth Contributions (determined without regard to the Participant’s Catch-Up Contributions and Roth Catch-Up Contributions) exceed the limitations of Section 402(g)(4) of the Code, as provided in Subsection 6.03.

2.34	Fair Market Value

“Fair Market Value” means (a) with respect to Hanesbrands Stock held in the Plan, the closing price per share on the New York Stock Exchange as of any date or (b) in the case of any other stock for which there is no generally recognized market, the value determined as of a particular date in accordance with Section 54.4975-11(d)(5) of the Treasury Regulations and based upon an evaluation by an independent appraiser meeting the requirements of the regulations prescribed under Section 401(a)(28)(C) of the Code or, in the absence of such regulations, requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code and having expertise in rendering such evaluations.

2.35	Forfeiture

“Forfeiture” means the amount by which a Participant’s Annual Company Contribution and Union Replacement Contribution Account, Pre-2008 Matching Contribution Account, Post-2007 Matching Contribution Account and Predecessor Company Account (or other Employer Contribution Account under any applicable Supplement to the Plan) is reduced under Subsections 6.03, 10.06 or any applicable Supplement.

2.36	Hanesbrands Stock

“Hanesbrands Stock” shall mean common stock issued by the Company that is readily tradable on an established securities market; provided, however, if the Company’s common stock is not readily tradable on an established securities market, the term “Hanesbrands Stock” shall mean common stock issued by the Company having a combination of voting power and dividend rates equal to or in excess of: (a) that class of common stock of the Company having the greatest voting power and (b) that class of common stock of the Company having the greatest dividend rights. Non-callable preferred stock shall be treated as Hanesbrands Stock for purposes of the Plan if such stock is convertible at any time into stock that is readily tradable on an established securities market (or, if applicable, that meets the requirements of (a) or (b) above) and if such conversion is at a conversion price that, as of the date of the acquisition by the Plan, is reasonable. Hanesbrands Stock shall be held under the Trust only if such stock satisfies the requirements of Section 407(d)(5) of ERISA.

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2.37	Highly Compensated Employee

“Highly Compensated Employee” means a highly compensated employee as defined in Section 414(q) of the Code and the regulations thereunder. Generally, a Highly Compensated Employee means any Employee who: (a) during the immediately preceding Plan Year received annual compensation from the Employers (determined in accordance with Subsection 6.05 of the Plan) of more than $120,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue); or (b) was a five percent owner of an Employer during the current Plan Year or the immediately preceding Plan Year.

A former Participant shall be treated as a Highly Compensated Employee if such Participant was a Highly Compensated Employee when such Participant separated from service from a Controlled Group Member or such Participant was a Highly Compensated Employee at any time after attaining age 55 years.

2.38	Hour of Service

“Hour of Service” means any hour for which an Employee is compensated by an Employer, directly or indirectly, or is entitled to compensation from an Employer for the performance of duties and for reasons other than the performance of duties, and each previously uncredited hour for which back pay has been awarded or agreed to by an Employer, irrespective of mitigation of damages. Hours of Service shall be credited to the period for which duties are performed (or for which payment is made if no duties were performed), except that Hours of Service for which back pay is awarded or agreed to by an Employer shall be credited to the period to which the back pay award or agreement pertains. The rules for crediting Hours of Service set forth in Section 2530.200b-2 of Department of Labor regulations are incorporated by reference. References in this Subsection 2.38 to an Employer shall include any Controlled Group Member.

2.39	Investment Committee

“Investment Committee” means the committee appointed by the Company to manage the assets of the Plan and Trust.

2.40	Investment Fund(s)

“Investment Fund(s)” means the funds described in Subsection 9.01 held under the Trust Fund.

2.41	Leased Employee

“Leased Employee” means any person who is not an Employee of an Employer, but who has provided services to an Employer under the primary direction or control of the Employer, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization.

2.42	Leave of Absence

“Leave of Absence” for Plan purposes means an absence from work approved by the Participant’s Employer under uniform rules and conditions applicable to Employees of such Employer. A Totally Disabled Employee shall not be considered to be on a Leave of Absence for purposes of the Plan.

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2.43	Limitation Year

“Limitation Year” means the Plan Year.

2.44	Matching Contributions

“Matching Contribution” means the amount of a Participant’s Before-Tax Contributions and Roth Contributions for which a Matching Contribution is payable pursuant to Subsection 5.03. Notwithstanding the foregoing, for purposes of implementing the required limitations of Section 415 of the Code contained in Subsection 6.05, Matching Contributions shall not include employer contributions that relate to a prior Plan Year made pursuant to Section 414(u) of the Code by reason of an Eligible Employee’s qualified military service.

2.45	Maternity or Paternity Absence

“Maternity or Paternity Absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee, or for purposes of caring for the child immediately following such birth or placement. The Committee may require the Employee to furnish such information as the Committee considers necessary to establish that the Employee’s absence was for one of the reasons specified above.

2.46	Normal Retirement Age

“Normal Retirement Age” means the date upon which a Participant attains age 65 years.

2.47	One-Year Period of Severance

“One-Year Period of Severance” means each 12 consecutive month period commencing on an Employee’s or Participant’s Separation Date and on each anniversary of such date during which the Employee or Participant does not perform an Hour of Service. In the case of a Maternity or Paternity Absence, the 12 consecutive month periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a One-Year Period of Severance.

2.48	Participant

“Participant” means each Eligible Employee who satisfies the requirements of Subsection 3.01 or 12.01, as applicable.

2.49	Period of Service

“Period of Service” means a period beginning on the date an Employee enters Service (or reenters Service) and ending on his or her Separation Date with respect to such period, subject to the following special rules:

(a)	An Employee shall be deemed to enter Service on the date he or she first completes an Hour of Service.

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(b)	An Employee shall be deemed to reenter Service on the date following a Separation Date when he or she again completes an Hour of Service.

(c)	An Employee shall be deemed to have continued in Service (and thus not to have incurred a Separation Date) during a Leave of Absence and during any period for which he or she is required to be given credit for Service under any laws of the United States.

(d)	Subject to the rehire rules of Subsection 12.02, all periods of Service of an Employee shall be aggregated in determining his or her Service.

(e)	If an Employee is absent from work because he or she quits, is discharged or retires, and he or she reenters Service before the first anniversary of the date of such absence, such date shall not constitute a Separation Date and the period of such absence shall be included as Service.

2.50	Plan

“Plan” means the Hanesbrands Inc. Retirement Savings Plan, as amended from time to time.

2.51	Plan Year

“Plan Year” means the 12 month period beginning each January 1 and ending on the next following December 31.

2.52	Post-2007 Matching Contribution Account

“Post-2007 Matching Contribution Account” means a Participant’s Account maintained pursuant to Subparagraph 8.01(d)

2.53	Pre-2008 Matching Contribution Account

“Pre-2008 Matching Contribution Account” means a Participant’s Account maintained pursuant to Subparagraph 8.01(e).

2.54	Predecessor Company

“Predecessor Company” means any corporation or other entity (other than Sara Lee Corporation), the stock, assets or business of which was acquired by an Employer or another Controlled Group Member prior to July 24, 2006, or is acquired by an Employer or another Controlled Group Member on or after July 24, 2006, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto designated by the Plan or by the Committee.

2.55	Predecessor Company Account

“Predecessor Company Account” means an Account maintained pursuant to Subparagraph 8.01(f).

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2.56	Predecessor Plan

“Predecessor Plan” means a plan formerly maintained by a Controlled Group Member or a Predecessor Company (other than the Sara Lee Plan) that has been merged into and continued in the form of this Plan.

2.57	Qualified Nonelective Contributions

“Qualified Nonelective Contributions” means any contribution made by an Employer which satisfies the definition of a qualified nonelective contribution set forth in Section 1.401(k)-6 of the Treasury Regulations.

2.58	Qualified Nonelective Contribution Account

“Qualified Nonelective Contribution Account” means the Account maintained pursuant to Subparagraph 8.01(g).

2.59	Required Commencement Date

“Required Commencement Date” means the April 1 of the calendar year next following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which his or her Separation Date occurs; provided, however, that the Required Commencement Date of a Participant who is a five percent owner (as defined in Section 416 of the Code) of an Employer or a Controlled Group Member with respect to the Plan Year ending in the calendar year in which he or she attains age 70-1/2 shall be April 1 of the next following calendar year.

2.60	Rollover Contribution

“Rollover Contribution” means a Participant’s contribution pursuant to Subsection 4.04.

2.61	Rollover Contribution Account

“Rollover Contribution Account” means the Account maintained pursuant to Subparagraph 8.01(h).

2.62	Roth Catch-Up Contribution

“Roth Catch-Up Contribution” means a Participant’s contribution of Roth amounts pursuant to Subsection 4.02.

2.63	Roth Contribution

“Roth Contribution” means a Participant’s contribution pursuant to Subsection 4.01(b). Notwithstanding the foregoing, for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code contained in Subsections 6.03 and 6.05, Roth Contributions shall not include Roth Catch-Up Contributions or deferrals made during that Plan Year that relate to a prior Plan Year pursuant to Section 414(u) of the Code by reason of an Eligible Employee’s qualified military service.

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2.64	Roth Contribution Account

“Roth Contribution Account” means the Account maintained by the Committee pursuant to Subparagraph 8.01(i).

2.65	Roth Rollover Contribution

“Roth Rollover Contribution” means a Participant’s contribution of Roth amounts pursuant to Subsection 4.04.

2.66	Roth Rollover Contribution Account

“Roth Rollover Contribution Account” means the Account maintained by the Committee pursuant to Subparagraph 8.01(j).

2.67	Sara Lee Plan

“Sara Lee Plan” means the Sara Lee Corporation 401(k) Plan.

2.68	Separation Date

“Separation Date” means the earlier of (a) the date on which an Employee or Participant is no longer employed by an Employer or a Controlled Group Member because he or she quits, retires, is discharged or dies; or (b) the first anniversary of the first day of any period during which an Employee or Participant remains absent from service with all Controlled Group Members for any reason other than quit, retirement, discharge or death.

2.69	Service

“Service” means the number of completed calendar years and months during a Participant’s Periods of Service.

2.70	Spin-Off, Spin-Off Date

“Spin-Off” means Sara Lee Corporation’s distribution of all its interests in Hanesbrands Inc. The actual date of the Spin-Off shall be known as the “Spin-Off Date.”

2.71	Spouse

“Spouse” means an individual to whom the Participant is lawfully married. Effective as of June 26, 2013, a person of the same sex as the Participant shall be a Spouse, provided the couple was legally married in a jurisdiction that authorizes same-sex marriage (even if the couple lives in a jurisdiction that does not recognize same-sex marriage). Notwithstanding the foregoing, a person of the same sex as the Participant shall not be a Spouse for Plan purposes prior to June 26, 2013.

2.72	Totally Disabled or Total Disability

“Totally Disabled” or “Total Disability” when used in reference to a Participant means that condition of the Participant resulting from injury or illness which:

(a)	Results in such Participant’s entitlement to and receipt of monthly disability insurance benefits under the federal Social Security Act; or

(b)	Results in such Participant’s entitlement to and receipt of (or would result in receipt of but for any applicable benefit waiting period) long-term disability benefits under a long-term disability income plan maintained or adopted by such Participant’s Employer.

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2.73	Transferred Participants

“Transferred Participant” means:

(a)	any participant who had an account in the Sara Lee Plan and was employed by Hanesbrands Inc. or a Sara Lee Corporation division listed on Exhibit A on July 24, 2006;

(b)	any participant who (i) had an account in the Sara Lee Plan on July 24, 2006, and (ii) after July 24, 2006 but before the Spin-Off Date was transferred from employment with Sara Lee Corporation (or a subsidiary) to employment as an Eligible Employee of Hanesbrands Inc. or of a Sara Lee Corporation division listed on Exhibit A; and

(c)	any participant in the Sara Lee Plan who was not employed by any controlled group member of Sara Lee Corporation on July 24, 2006 but who was last employed by Hanesbrands Inc., the Sara Lee Branded Apparel division of Sara Lee Corporation, or a Sara Lee Corporation division listed in Exhibit A.

2.74	Transition Contribution

“Transition Contribution” means a special contribution made by an Employer on behalf of an eligible Participant, which contribution was made solely with respect to 2006 (as determined under the provisions of the Plan as then in effect) and was credited to the Participant’s Annual Company Contribution and Union Replacement Contribution Account under the Plan.

2.75	Trust Agreement

“Trust Agreement” means the Hanesbrands Inc. Retirement Savings Plan Trust, which implements and forms a part of the Plan.

2.76	Trust Fund

“Trust Fund” means all assets held or acquired by the Trustee in accordance with the Plan and the Trust.

2.77	Trustee(s)

“Trustee(s)” mean the person or persons appointed to act as Trustees under the Trust Agreement.

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2.78	Union Participant

“Union Participant” means each Employee at the New York location who is covered under the collective bargaining agreement with the New York Metropolitan Area Joint Board, Workers United, and their affiliate Local 62-32, and who is eligible to participate in the Plan pursuant to Subsection 3.01.

2.79	Union Replacement Contribution

“Union Replacement Contribution” means a contribution made by an Employer on behalf of each eligible Participant pursuant to Subsection 5.04.

2.80	Year of Service

“Year of Service” means an Employee’s continuous employment by one or more of the Employers or other Controlled Group Members for the 12 month period beginning on the Employee’s date of hire or on any anniversary of that date, subject to the provisions of Subsection 12.01 and the following:

(a)	A period of concurrent Service with two or more of the Employers and the other Controlled Group Members will be considered as employment with only one of them during that period.

(b)	If an Employee is on a Leave of Absence, his or her period of continuous employment shall include such Leave of Absence, except for any portion thereof for which he or she is not granted rights as to reemployment by an Employer or a Controlled Group Member under any applicable statute.

(c)	If and to the extent the Committee so provides, part or all of the last continuous period of employment of an Employee with an Employer or any Predecessor Company prior to the date of coverage hereunder shall be included in determining Years of Service; except that:

(i)	All service of a Transferred Participant that was recognized under the Sara Lee Plan as of July 24, 2006 shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to any applicable break in service rules under the Sara Lee Plan and the Plan.

(ii)	If an individual (A) was previously employed by the Sara Lee Corporation (referred to as the “prior employers” for purposes of this Subparagraph), and (B) subsequently becomes an Employee of an Employer or a Controlled Group Member; all of the individual’s service with the prior employers shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to any applicable break in service rules under the applicable prior employer’s plans and the Plan.

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(iii)	All service of a Participant who transferred employment to an Employer from Maidenform LLC or Maidenform, Inc. that was recognized and taken into account under the Maidenform, Inc. Savings Plan (the “Maidenform Plan”) shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to any applicable break in service rules under the Maidenform Plan and the Plan.

(d)	The foregoing provisions of this Subsection 2.80 shall not be applied so as to allow an Employee to become a Participant in the Plan prior to the Employee’s actual employment by an Employer and his or her becoming a member of a Covered Group of Employees.

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SECTION 3

Participation

3.01	Eligibility to Participate

(a)	Each newly hired or rehired Eligible Employee shall become a Participant as follows:

(i)	With respect to Before-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions, and Matching Contributions, immediately following the date the Eligible Employee has completed at least 30 days of Service following his or her date of hire or rehire (which period shall be referred to herein as the “opt-out period”);

(ii)	With respect to Annual Company Contributions, upon his or her date of hire as an Eligible Employee or the date he or she attains age 21, if later; and

(iii)	With respect to Union Replacement Contributions, upon his or her date of hire as a Union Participant and completion of any probationary period of service that may be required under the collective bargaining agreement;

in each case, provided the Eligible Employee is then a member of a Covered Group.

(b)	Notwithstanding any provision of the Plan to the contrary, the following special participation rules shall apply:

(i)	“Participants” for Limited Purpose of Making Rollover Contributions. For purposes of amounts transferred or Rollover Contributions or Roth Rollover Contributions made pursuant to Subsection 4.04, the term “Participant” shall include an Employee of an Employer who is not yet a Participant in the Plan, but such “Participant” may not make Before-Tax Contributions or Roth Contributions or receive any Employer Contributions before satisfying the requirements of this Section. A former Participant shall not be eligible to make Rollover Contributions or Roth Rollover Contributions after his or her Separation Date occurs unless he or she has been reemployed by an Employer.

(ii)	Transfer Between Covered Groups. In the event an Employee or Participant transfers employment from one Covered Group to a different Covered Group that is not eligible for the same contributions and benefits under the Plan, such individual shall be treated as terminating employment and simultaneously being reemployed under Subsection 12.01 solely for purposes of determining his or her eligibility for contributions and benefits under the Plan during his or her employment with the new Covered Group.

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(iii)	Inactive Transferred Participants. Transferred Participants who are not actively employed by an Employer in a Covered Group shall be treated as terminated or restricted participants under Subsection 7.02 of the Plan.

(iv)	International Transfers. In the event an Employee transfers employment to a Covered Group from an international Controlled Group Member that is not an Employer under the Plan, he or she will be treated as a newly hired Participant under Subparagraph 3.01(a).

3.02	Covered Group

Covered Groups under the Plan include such Employees as are designated by an Employer other than (a) Employees employed in Puerto Rico, and (b) Employees covered by a collective bargaining agreement which agreement does not provide for participation in the Plan; provided that participation in the Plan was the subject of good faith bargaining. Designation of a Covered Group when made by the Company shall be effected by action of the Committee or by a person or persons authorized by said Committee. Designation of a Covered Group when made by any other Employer shall be effected by action of that Employer’s board of directors or a person or persons so authorized by that board, subject to the consent of the Committee. As of the Effective Date, Employees of the Company and Maidenform LLC shall be a Covered Group under the Plan.

3.03	Leave of Absence

A Leave of Absence will not interrupt continuity of participation in the Plan. Notwithstanding any provision of the Plan to the contrary, (i) contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, and (ii) in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) on or after January 1, 2007, the survivors of the Participant will be entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. In any case where a Participant is on a Leave of Absence or is a Totally Disabled Participant and his or her employment with an Employer and all Controlled Group Members is terminated for any other reason, then his or her employment with the Employers for purposes of the Plan will be considered terminated on the same date and for the same reason.

3.04	Leased Employees

A Leased Employee shall not be eligible to participate in the Plan. The period during which a Leased Employee performs services for an Employer shall be taken into account for purposes of Subsection 10.01 of the Plan, unless (a) such Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (b) Leased Employees do not constitute more than 20 percent of the Employers’ nonhighly compensated workforce.

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SECTION 4

Employee Contributions

4.01	Before-Tax Contributions and Roth Contributions

(a)	Before-Tax Contribution Election. Each full-time and part-time, exempt and non-exempt salaried or hourly Participant may elect to defer a portion of his or her Compensation for any Plan Year by electing to have a percentage (in multiples of one percent not to exceed 50 percent) of his or her Compensation contributed to the Plan on his or her behalf by his or her Employer as Before-Tax Contributions. A Participant may elect to make such Before-Tax Contributions beginning as soon as administratively possible following the date he or she becomes a Participant, subject to Subparagraph (c) below. Notwithstanding any Plan provision to the contrary, a Participant may make a Before-Tax Contribution election only with respect to amounts that are compensation within the meaning of Section 415 of the Code and Section 1.415(c)-2 of the Treasury Regulations.

(b)	Roth Contribution Election. Subject to the conditions and limitations of the Plan and the Committee’s rules and procedures, each full-time and part-time, exempt and non-exempt salaried or hourly Participant may elect to make Roth Contributions under the Plan in lieu of all or a portion of the Before-Tax Contributions that the Participant is otherwise eligible to make under the Plan. Roth Contributions are treated by the Employer as includible in the Participant’s gross income at the time the Participant would have received such amounts in cash if the Participant had not made or been deemed to have made an election to defer such amounts. Unless specifically provided otherwise, Roth Contributions shall be treated as Before-Tax Contributions for all purposes under the Plan.

(c)	Automatic Deferral Election. Notwithstanding Subparagraphs (a) and (b) above, each individual who first becomes an Eligible Employee on or after January 1, 2008 will be deemed to have automatically elected to have four percent of his or her Compensation contributed to the Plan as Before-Tax Contributions beginning as soon as administratively possible after the end of the opt-out period described in Subparagraph 3.01(a)(i). In addition, each Participant as of January 1, 2008 who was deemed to have not previously made an affirmative election under the Plan was automatically enrolled at the four percent contribution level effective January 1, 2008. If an Eligible Employee is rehired, he or she will be deemed to have automatically elected to make Before-Tax Contributions to the Plan as soon as administratively possible after the end of the opt-out period described in Subparagraph 3.01(a)(i), in accordance with rules and procedures established by the Committee and in a manner intended to satisfy the requirements of Section 401(k)(13)(B) of the Code and the Treasury Regulations and other guidance issued thereunder with respect to qualified automatic contribution arrangements. Prior to the date an automatic deferral election is effective, the Committee shall provide the Eligible Employee with a notice that explains the automatic deferral feature, the Eligible Employee’s right to elect not to have his or her Compensation automatically reduced and contributed to the Plan, to have another percentage contributed or to elect Roth Contributions, and the procedure for making an alternate election. An automatic deferral election shall be treated for all purposes of the Plan as a voluntary deferral election.

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(d)	Automatic Increase in Before-Tax Contributions or Roth Contributions.

(i)	Each Participant who is automatically enrolled under Subparagraph (c) above shall have his or her deferral percentage increased automatically by one percent as of the first day of each Plan Year thereafter, up to six percent of his or her Compensation; provided, however, that, effective as of June 20, 2014, the automatic deferral percentage for an Eligible Employee who becomes a Participant on or after July 1 shall not increase until the beginning of the second Plan Year following his or her participation date. If an Eligible Employee became a Participant before June 20, 2014, such Participant’s deferral percentage shall be increased at the time specified under the terms of the Plan in effect as of the Participant’s hire date.

(ii)	Each Participant (including a Participant described in Subparagraph (d)(i) above) may elect to have his or her deferral percentage increased annually as of any date elected by the Participant, up to the maximum percentage specified in Subparagraph 4.01(a) above. If the Participant fails to elect a date, then his or her deferral percentage shall be increased annually on January 1.

(iii)	Automatic increases under this Subparagraph will be applied to a Participant’s Before-Tax Contribution rate. However, if a Participant is only making Roth Contributions, then automatic increases will be applied to the Participant’s Roth Contribution rate. Automatic increases under this Subparagraph (d) shall not apply once a Participant has made an affirmative election to cease all deferrals or has opted out of the automatic increase program. Elections under this Subparagraph shall be made in such manner and in accordance with such rules as the Committee determines.

(e)	Reduction of Compensation. Before-Tax Contributions and Roth Contributions shall be made by a reduction of such items of the Participant’s Compensation as each Employer shall determine (on a uniform basis) for each payroll period by the applicable percentage (not to exceed the maximum percentage determined by the Committee for any payroll period). The amount deferred by a Participant will be withheld from the Participant’s Compensation and contributed to the Plan on the Participant’s behalf by the Participant’s Employer in accordance with Subsection 5.01.

4.02	Catch-Up Contributions and Roth Catch-Up Contributions

A Participant who has attained age 50 years (or will attain age 50 years by the end of the Plan Year) may elect to defer an additional amount of Compensation as Before-Tax Contributions for such Plan Year in accordance with and subject to the limitations of Section 414(v) of the Code (“Catch-Up Contributions”). Such Participant shall also be eligible to make Roth Catch-Up Contributions under the Plan in lieu of all or a portion of the Catch-Up Contributions the Participant is otherwise eligible to make under the Plan. Roth Catch-Up Contributions are treated by the Employer as includible in the Participant’s gross income at the time the Participant would have received such amounts in cash if the Participant had not contributed such amounts to the Plan. Unless otherwise provided, Roth Catch-Up Contributions shall be treated as Catch-Up Contributions for all purposes under the Plan. Catch-Up Contributions and Roth Catch-Up Contributions shall not be taken into account for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code contained in Subsections 6.03 and 6.05, respectively.

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4.03	Change in Election

As of the beginning of any payroll period (but not retroactively), a Participant may elect to change the rate of his or her Before-Tax Contributions and Roth Contributions and the amount of his or her Catch-Up Contributions and Roth Catch-Up Contributions (if applicable), or to discontinue such contributions entirely. If a Participant discontinues his or her contributions, he or she may subsequently elect under Subsection 4.01 or 4.02 (if applicable) to have contributions resumed as of any subsequent payroll period. Elections under this Subsection shall be made in such manner and in accordance with such rules as the Committee determines.

4.04	Direct Transfers and Rollovers

The Committee in its discretion may direct the Trustee to accept:

(a)	From a trustee or insurance company a direct transfer (or an Eligible Rollover Distribution) of a Participant’s benefit (or portion thereof) under any other Eligible Retirement Plan;

(b)	From a Participant as a Rollover Contribution or Roth Rollover Contribution an amount (or portion thereof) received by the Participant as an Eligible Rollover Distribution from another Eligible Retirement Plan; or

(c)	From a Participant as a Rollover Contribution the entire amount received by the Participant as a distribution from an individual retirement account or an individual retirement annuity where such amount is attributable to a rollover contribution of a qualified total distribution pursuant to Section 408(d)(3)(A) of the Code;

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provided, however, that any Rollover Contribution or Roth Rollover Contribution shall be in cash only, shall comply with the provisions of the Code, and, except for a Roth Rollover Contribution, shall be exclusive of after-tax employee contributions; and further provided that the Committee shall accept a direct transfer or rollover from a designated Roth account only as permitted under Section 402(c) of the Code. If after a Rollover Contribution or Roth Rollover Contribution has been made the Committee learns that such contribution did not meet those provisions, the Committee may direct the Trustee to make a distribution to the Participant of the entire amount of the Rollover Contribution or Roth Rollover Contribution received. Any amount transferred or contributed to the Trustee will be credited to the Account of the Participant as determined by the Committee. If any portion of a Participant’s benefits under the Plan is attributable to amounts which were transferred to the Plan, directly or indirectly (but not in a direct rollover as defined in Section 401(a)(31) of the Code), from a Plan which is subject to the requirements of Section 401(a)(11) of the Code, then the provisions of said Section 401(a)(11) shall apply to the benefits of such Participant. The Committee in its discretion may direct the Trustee to transfer Account balances of a group or class of Participants, by means of a trust-to-trust transfer, to the trustee (or insurance company) of any other individual account, profit sharing or stock bonus plan intended to meet the requirements of Section 401(a) of the Code.

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SECTION 5

Employer Contributions

5.01	Before-Tax Contributions and Roth Contributions

Subject to the limitations of this SECTION 5, the Employers will contribute to the Trustee on behalf of each Participant the amount of such Participant’s Before-Tax Contributions and Roth Contributions under Subsection 4.01. Such Before-Tax Contributions and Roth Contributions shall be paid to the Trustee as soon as practicable after being withheld, and allocated to Participants’ Current Year Before-Tax Contribution Subaccounts and Current Year Roth Contribution Subaccounts, respectively.

5.02	Annual Company Contribution

For each Plan Year, the Employers shall contribute to the Plan as follows:

(a)	For each Participant who is an exempt or non-exempt salaried employee, an amount determined by the Company each year in its discretion, which amount shall not be in excess of four percent of such Participant’s Compensation for that portion of the Plan Year during which he or she was a salaried employee of an Employer and a Participant in the Plan.

(b)	For each Participant who is an hourly, non-union employee or a Union Participant, an amount determined by the Company each year in its discretion, which amount shall not be in excess of two percent of such Participant’s Compensation for that portion of the Plan Year during which he or she was an hourly employee of an Employer and a Participant in the Plan.

Annual Company Contributions under this Subsection 5.02 shall be funded in either cash or shares of Hanesbrands Stock (which may be shares purchased in the open market or authorized-but-unissued shares), as determined by the Committee. If shares of Hanesbrands Stock are contributed, they shall be valued for allocation purposes at their Fair Market Value as of the date of allocation. The Annual Company Contributions under this Subsection 5.02 shall be immediately invested in accordance with the Participant’s current investment election. Notwithstanding the foregoing, Participants shall be eligible to receive a contribution under this Subsection only if they are employed with the Employer (or a Controlled Group Member) on the last day of the Plan Year, or if their employment ended during the Plan Year as a result of retirement (Separation Date after age 55 with 10 Years of Service, or after age 65), death or Total Disability.

5.03	Matching Contributions

(a)	As of the end of each quarter (or on a more frequent basis as determined by the Employers), the Employers will make a Matching Contribution on behalf of each Participant equal to 100 percent of the sum of the Participant’s Before-Tax Contributions (including Catch-Up Contributions) and Roth Contributions (including Roth Catch-Up Contributions) made since the last Employer Matching Contribution that do not exceed four percent of the Participant’s Compensation.

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(b)	As of the end of each calendar quarter (a “true up allocation date”), a “true up” Matching Contribution for each Participant who, as of the applicable true up allocation date, did not receive the full Matching Contribution provided under Subparagraph (a) and this Subparagraph (b), if applicable, based on the amount of his or her Before-Tax Contributions (including Catch-Up Contributions) and Roth Contributions (including Roth Catch-Up Contributions) for the Plan Year as of the applicable true up allocation date. Such true up Matching Contribution will be equal to the difference between the Matching Contribution actually made on behalf of such Participant for the Plan Year as of the true up allocation date, and the full Matching Contribution that the Participant would have been entitled to receive for the Plan Year as of the true up allocation date if such Matching Contributions were determined as of the true up allocation date instead of on a quarterly basis.

(c)	Matching Contributions shall be made in either cash or shares of Hanesbrands Stock (which may be shares purchased in the open market or authorized-but-unissued shares), as determined by the Committee. If shares of Hanesbrands Stock are contributed, they shall be valued for allocation purposes at their Fair Market Value as of the date of allocation. The Matching Contributions under this Subsection 5.03 shall be immediately invested in accordance with the Participant’s current investment election.

5.04	Union Replacement Contibution

(a)	As of the end of each quarter, the Employers will make a Union Replacement Contribution on behalf of each Union Participant identified in Subparagraph 3.01(a)(iii) equal to six percent of such Participant’s Compensation for that portion of the quarter during which he or she was a Union Participant.

(b)	Union Replacement Contributions under this Subsection 5.04 shall be funded in either cash or shares of Hanesbrands Stock (which may be shares purchased in the open market or authorized-but-unissued shares), as determined by the Committee. If shares of Hanesbrands Stock are contributed, they shall be valued for allocation purposes at their Fair Market Value as of the date of allocation. The Union Replacement Contribution under this Subsection 5.04 shall be immediately invested in accordance with the Participant’s current investment election.

5.05	Allocation of Annual Company Contribution

The amount of the contribution made by the Employers for each Plan Year pursuant to Subsection 5.02 for each eligible Participant in the amounts specified in Subparagraph 5.02(a) or 5.02(b) as the case may be, shall be allocated to each such Participant’s Current Year Annual Company Contribution and Union Replacement Contribution Account as of the last day of the Plan Year.

5.06	Payment of Matching Contributions

Matching Contributions under Subparagraph 5.03(a) of the Plan shall be made each calendar quarter (or on a more frequent basis as determined by the Employers). Matching Contributions under Subparagraph 5.03(b) of the Plan shall be made as soon as practicable after each true up allocation date.

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5.07	Allocation of Matching Contributions

Subject to Subsection 6.05, the Matching Contribution under Subparagraphs 5.03(a) and (b) shall be allocated and credited to the Current Year Matching Contribution Subaccounts of those Participants entitled to share in such Matching Contributions as of the applicable Accounting Date.

5.08	Payment of Union Replacement Contributions

Union Replacement Contributions under Subsection 5.04 of the Plan shall be made each calendar quarter; provided, however, that Union Replacement Contributions for the period November 19 – December 31, 2016 shall be made at the end of the first calendar quarter of 2017.

5.09	Allocation of Union Replacement Contributions

The amount of the contribution made by the Employers for each calendar quarter pursuant to Subsection 5.04 for each eligible Union Participant in the amount specified in Subparagraph 5.04(a) shall be allocated to each such Union Participant’s Annual Company Contribution and Union Replacement Contribution Account as of the applicable Accounting Date.

5.10	Limitations on Employer Contributions

The Employers’ total contribution for a Plan Year is conditioned on its deductibility under Section 404 of the Code in that year, shall comply with the contribution limitations set forth in Subsection 6.05 and the allocation limitations contained in Subsections 5.02 and 5.03 of the Plan, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Employers for that year for purposes of federal taxes on income.

5.11	Verification of Employer Contributions

If for any reason the Employer decides to verify the correctness of any amount or calculation relating to its contribution for any Plan Year, the certificate of an independent accountant selected by the Employer as to the correctness of any such amount or calculation shall be conclusive on all persons.

5.12	Corrective Contributions/Reallocations

If, with respect to any Plan Year, an administrative error results in a Participant’s Account not being properly credited with his or her Before-Tax Contributions, Rollover Contributions, Roth Contributions, Roth Rollover Contributions, or Employer Contributions, or earnings on any such amounts, corrective Employer Contributions or account reallocations may be made in accordance with this Subsection. Solely for the purpose of placing any affected Participant’s Account in the position that the Account would have been in had no error been made:

(a)	an Employer may make additional contributions to such Participant’s Accounts; or

(b)	the Committee may reallocate existing contributions among the Accounts of affected Participants.

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In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Committee, including, but not limited to, a direction to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to other Participants’ Accounts, or take such other corrective action as necessary under the circumstances. Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Committee in its discretion.

5.13	No Interest in Employers

The Employers shall have no right, title or interest in the Trust Fund, nor will any part of the Trust Fund at any time revert or be repaid to an Employer, unless:

(a)	Any portion of a contribution is made by an Employer by mistake of fact and such portion is returned to the Employer within one year after payment to the Trustee; or

(b)	A contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to an Employer pursuant to Subparagraph (a) or (b) above must be reduced by any portion thereof previously distributed from the Trust Fund to Participants or their Beneficiaries and by any losses of the Trust Fund allocable thereto, and in no event may the return of such amount cause any Participant’s Account balance to be less than the amount that such balance would have been had the contribution not been made under the Plan.

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SECTION 6

Contribution Limits

6.01	Limitation on Before-Tax Contributions

The Plan satisfies the nondiscrimination requirements of Section 401(k) of the Code in accordance with the safe harbor method based on Matching Contributions, as described in Section 401(k)(13)(D) of the Code.

6.02	Limitation on Matching Contributions

The Plan satisfies the nondiscrimination requirements of Section 401(m) of the Code in accordance with the safe harbor method based on Matching Contributions, as described in Section 401(m)(12) of the Code.

6.03	Dollar Limitation

No Participant shall make Before-Tax Contribution and Roth Contribution elections which will result in his or her Elective Deferrals for any calendar year exceeding $18,000 (or such greater amount as may be prescribed by the Secretary of Treasury to take into account cost-of-living increases pursuant to Section 402(g) of the Code), except to the extent permitted with respect to Catch-Up Contributions and Roth Catch-Up Contributions, if applicable. If a Participant’s total Elective Deferrals under this Plan and any other plan of another employer for any calendar year exceed the annual dollar limit prescribed above, the Participant may notify the Committee, in writing on or before March 1 of the next following calendar year, of his or her election to have all or a portion of such Excess Deferrals (and the income allocable thereto determined in accordance with Subsection 6.04) allocated under this Plan and distributed in accordance with this Subsection. In such event, or in the event that the Committee otherwise becomes aware of any Excess Deferrals, the Committee shall, without regard to any other provision of the Plan, direct the Trustee to distribute to the Participant by the following April 15 the Participant’s Excess Deferrals (and any income attributable thereto determined in accordance with Subsection 6.04) so allocated under the Plan. The Committee shall direct the Trustee to distribute Before-Tax Contributions first and Roth Contributions second, to the extent necessary to meet the applicable limitations; provided however, that in the event Excess Deferrals involve amounts deferred under a plan maintained by an unrelated employer, the Participant shall be permitted to designate which type of contributions will be distributed first. Distributions to be made in accordance with this Subsection shall be made as soon as is practicable following receipt by the Committee of written notification of Excess Deferrals, and the Committee shall make every effort to meet the April 15 distribution deadline for all written notifications received by the preceding March 1. The amount of such Excess Deferrals distributed to a Participant in accordance with this Subsection shall be treated as a contribution for purposes of the limitations referred to under Subsection 6.05. In addition, any Matching Contributions attributable to amounts distributed under this Subsection (and any income allocable thereto determined in accordance with Subsection 6.04) shall be forfeited and shall be applied as described in Subsection 10.06. Contribution adjustments under this Subsection shall comply with the requirements of Section 1.401(k)-2 of the Treasury Regulations, the provisions of which are hereby incorporated by reference.

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6.04	Allocation of Earnings to Distributions of Excess Deferrals

The earnings allocable to distributions of Excess Deferrals under Subsection 6.03 shall be determined by multiplying the earnings attributable to the applicable excess amounts (for the calendar and/or Plan Year, whichever is applicable) by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance attributable to such contributions in the Participant’s Account or Accounts, as of the beginning of such year, plus the contributions allocated to the applicable account for such year. Notwithstanding the foregoing, no income shall be allocated to Excess Deferrals for the period between the end of the Plan Year and prior to the distribution of such amounts.

6.05	Contribution Limitations

For each Limitation Year, the Annual Addition to a Participant’s Accounts under the Plan and under any other defined contribution plan maintained by any Employer shall not exceed the lesser of $54,000 (as adjusted for cost-of-living increases under Section 415(d) of the Code) or 100 percent of the Participant’s compensation for the Limitation Year. For purposes of this Subsection 6.05, “compensation” for a Limitation Year means a Participant’s compensation within the meaning of Section 415(c)(3) of the Code and Section 1.415(c)-2(b) and (c) of the Treasury Regulations that is actually paid or made available during the Limitation Year including any differential wage payment (as defined in Section 3401(h)(2) of the Code), subject to the following:

(a)	Compensation shall include elective amounts that are not includible in the gross income of the Participant by reason of Sections 125, 132(f) and 402(g)(3) of the Code.

(b)	Compensation for a Limitation Year shall include compensation paid by the later of 2-1/2 months after a Participant’s severance from employment with the Employers or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employers, if:

(i)	The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employers; or

(ii)	The payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued.

Any payment not described above shall not be considered compensation if paid after severance from employment, even if paid by the later of 2-1/2 months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except for payments to an individual who does not currently perform services for the Employers by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employers rather than entering qualified military service.

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(c)	A Participant’s compensation for a Limitation Year shall not include compensation in excess of the limitation under Section 401(a)(17) of the Code in effect for the Limitation Year.

The Committee shall take any actions it deems advisable to avoid an Annual Addition in excess of Section 415 of the Code; provided, however, if a Participant’s Annual Addition for a Limitation Year actually exceeds the limitations of this Subsection, the Committee shall correct such excess in accordance with applicable guidance issued by the Internal Revenue Service. Annual Additions shall be subject to Section 415 of the Code and applicable Treasury Regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided in this Subsection 6.05.

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SECTION 7

Period of Participation

7.01	Separation Date

If a Participant is transferred from employment with an Employer to employment with a Controlled Group Member (other than an Employer), then, for the purpose of determining when his or her Separation Date occurs under this Subsection, his or her employment with such Controlled Group Member (or any Controlled Group Member to which he or she is subsequently transferred) shall be considered as employment with the Employers. If a Participant who was an Eligible Employee of an Employer becomes a Leased Employee of an Employer, then his or her change in status shall not be considered a termination of employment for purposes of determining when his or her Separation Date occurs under this Subsection. A Participant’s termination of employment with all of the Employers at any age while Totally Disabled shall be deemed a termination on account of Total Disability.

7.02	Restricted Participation

When payment of all of a Participant’s Account balances is not made at his or her Separation Date, or if a Participant transfers to the employ of a Controlled Group Member which is not an Employer or continues in the employ of an Employer but ceases to be employed in a Covered Group, the Participant or his or her Beneficiary will continue to be considered as a Participant for all purposes of the Plan, except as follows:

(a)	He or she will not make any Before-Tax Contributions or any Roth Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period beginning after his or her Separation Date occurs or for any subsequent Plan Year unless he or she is reemployed and again becomes a Participant in the Plan; provided, however, that his or her Employer shall contribute the Participant’s Before-Tax Contributions and any Roth Contributions, as provided in Subsection 5.01, related Matching Contributions and an Annual Company Contribution and Union Replacement Contribution, if applicable, with respect to Compensation earned through the Participant’s Separation Date (other than bonuses paid subsequent to his or her Separation Date).

(b)	He or she will not make any Before-Tax Contributions or Roth Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period in which he or she is in the employ of an Employer but is not an Eligible Employee.

(c)	He or she will not make any Before-Tax Contributions or Roth Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period in which he or she is employed by a Controlled Group Member that is not an Employer under the Plan.

(d)	The Participant may not apply for loans under Subsection 11.01.

(e)	A Participant whose Separation Date occurs, or a Beneficiary or Alternate Payee of a Participant, may not apply for a withdrawal under SECTION 11.

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SECTION 8

Accounting

8.01	Separate Accounts

The Committee will maintain the following Accounts in the name of each Participant:

(a)	An “After-Tax Account,” which will reflect his or her After-Tax Contributions, and the income, losses, appreciation and depreciation attributable to such After-Tax Contributions.

(b)	An “Annual Company Contribution and Union Replacement Contribution Account,” which will reflect his or her share of the Annual Company Contributions and Union Replacement Contributions under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Annual Company Contribution Subaccount,” which will reflect only the Annual Company Contributions allocated to the Participant with respect to the current Plan Year.

(c)	A “Before-Tax Contribution Account,” which will reflect his or her Before-Tax Contributions and Catch-Up Contributions, if any, made under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Before-Tax Contribution Subaccount,” which will reflect only the Before-Tax Contributions and Catch-Up Contributions made by the Participant with respect to the current Plan Year.

(d)	A “Post-2007 Matching Contribution Account,” which will reflect his or her share of Matching Contributions, if any, made under the Plan for Plan Years beginning on and after January 1, 2008, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Post-2007 Matching Contribution Subaccount,” which will reflect only the Post-2007 Matching Contributions allocated to the Participant with respect to the current Plan Year.

(e)	A “Pre-2008 Matching Contribution Account,” which will reflect his or her share of Matching Contributions, if any, made under the Plan for Plan Years prior to 2008, and the income, losses, appreciation and depreciation attributable thereto.

(f)	A “Predecessor Company Account,” which will reflect the contributions made by a Participant, or on his or her behalf, under a Predecessor Plan, and the income, losses, appreciation and depreciation attributable thereto.

(g)	A “Qualified Nonelective Contribution Account,” which will reflect Qualified Nonelective Contributions made to the Plan on his or her behalf, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Qualified Nonelective Contribution Account,” which will reflect only the Qualified Nonelective Contributions allocated to the Participant with respect to the current Plan Year.

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(h)	A “Rollover Contribution Account,” which will reflect his or her Rollover Contributions to the Plan, and the income, losses, appreciation and depreciation attributable thereto.

(i)	A “Roth Contribution Account,” which will reflect his or her Roth Contributions and Roth Catch-Up Contributions made under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Roth Contribution Subaccount,” which will reflect only the Roth Contributions and Roth Catch-Up Contributions made by the Participant with respect to the current Plan Year.

(j)	A “Roth Rollover Contribution Account,” which will reflect his or her Roth Rollover Contributions to the Plan, and the income, losses, appreciation and depreciation attributable thereto.

(k)	A “Stock Dividend Account,” which will maintained for each Participant who elects or is deemed to have elected to reinvest dividends paid with respect to that portion of the Participant’s interest in the HBI Stock Fund attributable to the Participant’s Post-2007 Matching Contribution Account and the Participant’s Annual Company Contribution and Union Replacement Contribution Account, and the income, losses, appreciation and depreciation attributable thereto.

8.02	Adjustment of Participants’ Accounts

As of each Accounting Date, the Accounts of Participants shall be adjusted to reflect the following:

(a)	Transfers, if any, made between Investment Funds;

(b)	Before-Tax, Rollover, Roth, Roth Rollover, and Employer Contributions, if any, and payments of principal and interest on any loans made from a Participant’s Account;

(c)	Distributions and withdrawals that have been made but not previously charged to the Participant’s Account; and

(d)	Changes in the Adjusted Net Worth of the Investment Funds in which such Account is invested.

As of each Accounting Date, the Committee shall establish the value of each Participant’s Account, which value shall reflect the transactions posted to the Participant’s Account since the last Accounting Date. As of the first day of each Plan Year, the balance in each Participant’s Current Year Before-Tax Contribution Subaccount, Current Year Post-2007 Matching Contribution Subaccount, Current Year Annual Company Contribution Subaccount, Current Year Roth Contribution Subaccount, and Current Year Qualified Nonelective Contribution Account shall be reflected in the Participant’s Before-Tax Contribution Account, Post-2007 Matching Contribution Account, Annual Company Contribution and Union Replacement Contribution Account, Roth Contribution Account and Qualified Nonelective Contribution Account, respectively, and the balances of such Current Year Before-Tax Contribution Subaccount, Current Year Post-2007 Matching Contribution Subaccount, Current Year Annual Company Contribution Subaccount, Current Year Roth Contribution Subaccount and Current Year Qualified Nonelective Contribution Account shall be reduced to zero. If a Special Accounting Date occurs, the accounting rules set forth above in this Subsection and elsewhere in this SECTION 8 shall be appropriately adjusted to reflect the resulting shorter accounting period ending on that Special Accounting Date.

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Notwithstanding the foregoing, the Committee may establish separate rules to be applied on a uniform basis in adjusting any portion of Participants’ Accounts that is invested in the HBI Stock Fund for such accounting period, including the treatment of any dividends or stock splits with respect to the securities held in such funds. Such rules may include provisions for (i) allocating earnings from short-term investments during an accounting period to the Subaccounts of Participants; (ii) allocating dividends or stock splits to Participants’ Subaccounts invested in the applicable Fund (or to a separate Account or Subaccount, as applicable); (iii) allocating shares of Hanesbrands Stock to Participants’ Subaccounts based on the average purchase price per share purchased by the Trustee during such accounting period; and (iv) allocating shares of stock (or other securities) to Participants’ Subaccounts based on the applicable stock split or stock dividend factor or other similar basis.

8.03	Charging Distributions

All payments made to a Participant or his or her Beneficiary during the accounting period ending on each Accounting Date will be charged to the proper Accounts of the Participant in accordance with Subsection 8.02.

8.04	Statement of Account

At such times during each Plan Year as the Committee may determine, each Participant will be furnished with a statement reflecting the condition of his or her Account in the Trust Fund as of the most recent Accounting Date. No Participant shall have the right to inspect the records reflecting the Accounts of any other Participant.

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SECTION 9

The Trust Fund and Investment of Trust Assets

9.01	The Trust Fund

The Trust Fund will consist of all money, stocks, bonds, securities and other property of any kind held and acquired by the Trustee in accordance with the Plan and the Trust Agreement.

9.02	The Investment Funds

The Investment Committee, in its discretion, may designate one or more Investment Funds for the investment of Participants’ Accounts. The Investment Committee, in its discretion, may from time to time establish new Investment Funds or eliminate existing Investment Funds; provided that all Participants shall be permitted to direct the investment of their Accounts among three or more Investment Funds which do not hold applicable publicly-traded employer securities under rules and procedures that comply with Section 40l(a)(35) of the Code and applicable Treasury Regulations thereunder. The available Investment Funds may include a fund the assets of which are primarily invested in shares of Hanesbrands Stock, except that the Trustee may hold a small amount of the assets of the fund in cash pending investment, distribution, reallocation or transfer. Such fund shall be referred to herein as the HBI Stock Fund. A portion of each Investment Fund may be invested from time to time in the short-term investment fund (STIF) of a custodian bank.

The HBI Stock Fund is intended to be a permanent Investment Fund under the Plan, unless the Investment Committee concludes that it is clearly imprudent to continue the HBI Stock Fund as an Investment Fund under the Plan. The Investment Committee will evaluate the prudence of maintaining the HBI Stock Fund not on the basis of the risk of the HBI Stock Fund standing alone, but in light of the availability of other Investment Funds under the Plan and the ability of Participants and Beneficiaries to construct a diversified investment portfolio consistent with their individual desired level of risk and return. The Investment Committee will notify the Trustee in writing of the target percentage of the HBI Stock Fund to be maintained in short term investments or held in cash pending investment, distribution, reallocation or transfer. The Trustee will not be required to advance funds to make any transfers or distributions.

9.03	Investment of Contributions

In accordance with rules established by the Committee, a Participant may elect to have contributions to his or her Accounts invested in one or more of the Investment Funds in even multiples of one percent. If a Participant does not make such an election within such period as may be determined by the Committee, he or she shall be deemed to have elected that all eligible contributions to his or her Accounts be invested in the default investment arrangement specified by the Investment Committee in accordance with Section 404(c)(5) of ERISA and accompanying regulations.

Elections under this Subsection 9.03 and Subsections 9.04 and 9.05 shall be made in such manner and in accordance with such rules as the Committee determines.

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9.04	Change in Investment of Contributions

Effective as of any payroll period, a Participant may elect to change his or her investment election under Subsection 9.03. Such change shall apply only with respect to contributions made by or on behalf of the Participant that are received by the Trustee after the effective date of the change.

9.05	Elections to Transfer Balances Between Accounts; Diversification

On any Accounting Date, a Participant may elect to transfer the balances in his or her Accounts in an Investment Fund to one or more other Investment Funds, subject to the trading restrictions of the Investment Fund; any such election shall be made in accordance with rules established by the Committee. The Participant’s Accounts in the Investment Fund from which a fund transfer is made will be charged, and his or her Accounts in the Investment Fund to which such fund transfer is made will be credited, with the amount so transferred in accordance with rules established by the Committee. Such transfers shall be made as soon as administratively feasible following the Participant’s election. The foregoing provisions of this Subsection are contingent upon the availability of fund transfers between Investment Funds under the terms of the investments made by each Investment Fund. A Participant’s Account may be charged a redemption fee for frequent transfers into and out of an Investment Fund within a restricted time period established by the Investment Fund. Additionally, Participants may be restricted from initiating fund transfers into or out of an Investment Fund if the Committee or an Investment Fund determines that the Participant’s transfer activity would be detrimental to that Investment Fund.

9.06	Voting of Stock; Tender Offers

With respect to Hanesbrands Stock, the Committee shall notify Participants of each meeting of the shareholders of Hanesbrands Inc. and shall furnish to them copies of the proxy statements and other communications distributed to shareholders in connection with any such meeting. The Committee also shall notify the Participants that they are entitled to give the Trustee voting instructions as to Hanesbrands Stock attributable to their Accounts. If a Participant furnishes timely instructions to the Trustee, the Trustee (in person or by proxy) shall vote the Hanesbrands Stock (including fractional shares) attributable to the Participant’s Accounts in accordance with the directions of the Participant. The Trustee shall vote the Hanesbrands Stock for which it has not received timely direction in the same proportion as directed shares are voted.

Similarly, the Committee shall notify Participants of any tender offer for, exchange of, or a request or invitation for tenders of Hanesbrands Stock and shall request from each Participant instructions for the Trustee as to the tendering of Hanesbrands Stock attributable to his or her Accounts. The Trustee shall tender or exchange such Hanesbrands Stock as to which it receives (within the time specified in the notification) instructions to tender or exchange. Any Hanesbrands Stock attributable to the Accounts of Participants as to which instructions not to tender or exchange are received and as to which no instructions are received shall not be tendered or exchanged.

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9.07	Confidentiality of Participant Instructions

The instructions received by the Trustee from Participants or Beneficiaries with respect to purchase, sale, voting or tender of Hanesbrands Stock attributable to such Participants’ or Beneficiaries’ Accounts shall be held in confidence and shall not be divulged or released to any person, including the Committee, officers or Employees of the Company or any Controlled Group Member.

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SECTION 10

Payment of Account Balances

10.01	Payments to Participants

(a)	Vesting.

(i)	Full and Immediate Vesting. A Participant shall at all times be fully vested in and have a nonforfeitable right to the balance in his or her Before-Tax, After-Tax, Rollover, Roth, Roth Rollover Contribution, Predecessor Company, Qualified Nonelective Contribution and Hanesbrands Stock Dividend Accounts.

(ii)	Annual Company Contribution and Union Replacement Contribution Account. If a Participant’s Separation Date occurs on or after his or her Normal Retirement Age, or if the Participant dies or becomes Totally Disabled while actively employed with the Company or a Controlled Group Member, then the Participant shall be fully vested in his or her Annual Company Contribution and Union Replacement Contribution Account. If a Participant’s Separation Date occurs before the Participant’s Normal Retirement Age, death or Total Disability, the balance in his or her Annual Company Contribution and Union Replacement Contribution Account shall be calculated in accordance with the vesting schedule outlined below:

If the Participant’s Number of Years of Service is:	The Vested Percentage of His or Her Applicable Accounts will be:
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

The resulting balance in his or her Annual Company Contribution and Union Replacement Contribution Account will be distributable to him or her, or, in the event of his or her death, to his or her Beneficiary, in accordance with this Subsection and Subsection 10.02.

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(iii)	Matching Contribution Accounts. If a Participant’s Separation Date occurs on or after his or her Normal Retirement Age, or if the Participant dies or becomes Totally Disabled while actively employed with the Company or a Controlled Group Member, then the Participant shall be fully vested in his or her Post-2007 Matching Contribution Account. If a Participant’s Separation Date occurs before the Participant’s Normal Retirement Age, death or Total Disability, the balance in his or her Post-2007 Matching Contribution Account balance shall be fully vested provided he or she has completed at least two Years of Service. Notwithstanding the foregoing, if the Participant was an active employee on December 31, 2007 and had a Pre-2008 Matching Contribution Account balance on such date, he or she shall be fully vested in his or her Pre-2008 Matching Contribution Account and his or her Post-2007 Matching Contribution Account . If a Participant’s Separation Date occurred prior to January 1, 2008, he or she shall be vested in his or her Pre-2008 Matching Contribution Account balance to the same extent that he or she was vested at his or her Separation Date, subject to the provisions of Subparagraph 12.02(a)(i). The balance in the Participant’s Pre-2008 Matching Contribution Account and Post-2007 Matching Contribution Account after application of the foregoing vesting rules will be distributable to him or her, or, in the event of his or her death, to his or her Beneficiary, in accordance with this Subsection and Subsection 10.02.

(iv)	Special Provisions for Former Participants in the Sara Lee Plan. Notwithstanding the foregoing, a Participant who was subject to special vesting rules under the Sara Lee Plan shall be fully vested in his or her Accounts to the extent provided in the Sara Lee Plan.

(v)	Special Provisions for Former Participants in the NTX Plan. Notwithstanding the foregoing, Participants who were employed by NTX or the Employer on January 1, 2007 and whose accounts under the NTX Plan were merged into the Plan on such date shall be 100 percent vested in and have a nonforfeitable interest in all contributions made to the Plan prior to such date and on and after such date. Each other NTX Plan Participant who was not employed by NTX, the Employer or a Controlled Group Member on January 1, 2007 shall be vested in his or her Account balance to the same extent that he or she was vested at his or her Separation Date, subject to SECTION 12 of the Plan. Each individual who was actively employed by NTX on January 1, 2007 but was not then a NTX Plan Participant shall be 100 percent vested in and have a nonforfeitable interest in all contributions made to the Plan on his or her behalf on and after such date.

(b)	Time of Payment. Except as otherwise provided below, payment of a Participant’s benefits will be made or commence within the time determined by the Committee after his or her Separation Date, but not later than 60 days after the latest of: (i) the end of the Plan Year in which his or her Separation Date occurs, (ii) the 10th anniversary of the year in which the Participant began participation under the Plan, or (iii) the date the Participant reaches Normal Retirement Age. In the event a Participant receives a lump sum distribution of his or her entire vested Accounts and additional contributions are subsequently credited to his or her Accounts, his or her entire remaining vested Account balance shall be distributed in an immediate lump sum to the extent such vested Account balance does not exceed $5,000 as of the date of such distribution, subject to Subparagraph 10.01(d) below. Except as provided in the preceding sentence or in Subparagraph 10.01(d) below, distributions may not be made to the Participant before his or her Normal Retirement Age without his or her consent. Payment of a Participant’s benefits under the Plan will not commence earlier than the termination of the Plan without the Employer or Controlled Group Member’s establishment or maintenance of another defined contribution plan.

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(c)	Method of Distribution. A Participant’s vested Accounts will be distributed to him or her (or, in the event of his or her death, to his or her Beneficiary) in a lump sum, in cash, unless the Participant (or, in the event of his or her death, the Participant’s Beneficiary) elects, in accordance with procedures established by the Committee, to receive such distribution by any one or more of the following methods, if applicable:

(i)	Partial Distributions. A Participant (or, in the event of his or her death, his or her Beneficiary) may elect to receive a partial distribution of the vested Account balance (but not less than the lesser of his or her total Account balance or $250.00) as of any Accounting Date after the Participant’s Separation Date. All partial distributions under this Subparagraph shall be made in cash only. Notwithstanding any Plan provision to the contrary, a partial distribution under this Subparagraph shall not be available once a Participant or his or her surviving Spouse has begun to receive installments under Subparagraph (ii) below.

(ii)	Installments. If the vested portion of a Participant’s Accounts exceeds $5,000, the Participant (or, in the event of his or her death, his or her surviving Spouse) may elect to receive substantially equal installments over a period not to exceed five Plan Years, commencing in any year designated but no later than the applicable Required Commencement Date, with final distribution of all vested Accounts by the fifth year. All installment distributions shall be made in cash. A Participant or his or her surviving Spouse who is receiving installments may subsequently elect to receive a lump sum distribution of all remaining installment payments. No Beneficiary other than a Participant’s surviving Spouse may elect to receive installments. Notwithstanding the foregoing, no Participant or surviving Spouse may elect to receive installments beginning on or after June 20, 2014.

(iii)	Special Distribution Provisions for Certain Participants. Notwithstanding the foregoing, a Participant who had an account balance in a Predecessor Plan may elect distribution under any other method available to such Participant to the extent provided in such Predecessor Plan.

(iv)	Order of Accounts. Distributions under this Subparagraph shall be charged to the Participant’s vested Accounts (if applicable) in such order as shall be determined by the Committee and applied uniformly.

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(d)	Vested Accounts Not in Excess of $5,000. If the Participant’s vested benefit under the Plan is zero, the Participant shall be deemed to have received a distribution of such vested benefit. If the Participant’s vested Accounts equal $1,000 or less, the method of distribution as to that Participant shall be as a lump sum cash distribution of the Participant’s vested Accounts unless the Participant elects a direct rollover pursuant to Subsection 10.05. Effective as of June 20, 2014, if the Participant’s vested Accounts are greater than $1,000 but less than or equal to $5,000, then the Participant may elect to have such Accounts paid in a lump sum or in a direct rollover in accordance with Subsection 10.05. If in this instance the Participant fails to specify the manner of distribution, his or her vested Accounts shall be paid in a direct rollover to an individual retirement plan designated by the Committee; provided, however, that the portion of the distribution attributable to the Participant’s Roth Contribution Account and Roth Rollover Contribution Account shall be paid in a direct rollover to a Roth individual retirement arrangement designated by the Committee. Amounts attributable to a Participant’s Roth Contribution Account and/or Roth Rollover Contribution Account are treated as distributions from a plan separate from the plan containing amounts attributable to all the Participant’s other Account balances under the Plan when determining whether the Participant’s Account balances under the Plan exceed $1,000 for purposes of this Subparagraph. Distributions under this Subparagraph shall be made as soon as practicable following the Participant’s Separation Date. This Subparagraph (d) shall apply to Beneficiaries and Alternate Payees beginning on the Effective Date, except that vested balances (even if greater than $1,000) shall be paid in a direct rollover only if so elected by the applicable payee.

(e)	Distributions due to Total Disability. If a Participant becomes Totally Disabled, he or she may elect to receive his or her vested Accounts in a method described in Subsection (c) above even if the Participant has not yet had a Separation Date.

10.02	Distributions in Shares

Distributions of amounts invested in the HBI Stock Fund may be made in cash or in shares, as long as the Participant receives such amounts as part of a total lump sum distribution of his or her vested Accounts. Such shares shall be distributed at their Fair Market Value, as determined by the Trustee. If a Participant elects a stock distribution of amounts invested in the HBI Stock Fund and the Participant subsequently has additional contributions allocated to said fund, the Participant shall receive such additional contributions, to the extent vested, in shares of stock in accordance with Subsection 10.01, unless such additional contributions do not exceed the applicable threshold specified in Subparagraph 10.01(d) as of the date of distribution. If an election is made by the Participant to direct the Trustee to distribute the balance of his or her Accounts invested in the HBI Stock Fund in cash, the Participant shall receive cash equal to the Fair Market Value of the balance of his or her Accounts. For purposes of this Subsection, the rights extended to a Participant hereunder shall also apply to any Beneficiary or Alternate Payee of such Participant. All other distributions shall be made in cash.

10.03	Beneficiary

(a)	Designation of Beneficiary. Each Participant from time to time, in accordance with procedures established by the Committee, may name or designate a Beneficiary. A Beneficiary designation will be effective only when properly provided to the Committee in accordance with its procedures while the Participant is alive and, when effective, will cancel all earlier Beneficiary designations made by the Participant.

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Notwithstanding the foregoing, a deceased Participant’s surviving Spouse will be his or her sole, primary Beneficiary unless: (i) the Spouse has consented in writing to the Participant’s election to designate another person or persons as a primary Beneficiary or Beneficiaries, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any further consent by the Spouse) and (iii) the Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public.

(b)	No Beneficiary Designation at Death. Effective as of June 20, 2014, if a deceased Participant failed to name or designate a Beneficiary, if the Participant’s Beneficiary designation is ineffective for any reason, or if all of the Participant’s Beneficiaries die before the Participant, the Committee will direct the Trustee to pay the Participant’s Account balance in accordance with the following:

(i)	To the Participant’s surviving Spouse; and

(ii)	If the Participant does not have a surviving Spouse, to or for the benefit of the legal representative or representatives of the Participant’s estate.

(c)	Death of Beneficiary Prior to Participant’s Death. In the event that the Participant has named multiple Beneficiaries, and one of the Beneficiaries dies before the Participant, the remaining Beneficiaries shall be entitled to the deceased Beneficiary’s share, pro rata in accordance with their share of the Account balance as of the date of the Participant’s death (or such other date as the Committee may determine is administratively practicable), subject to the Participant’s right to change his or her Beneficiary designation at any time in accordance with Subparagraph (a). The Committee reserves the right, on a uniform basis for similarly situated Beneficiaries, to make distribution of a Beneficiary’s Account balance in whole or in part at any time notwithstanding any election to the contrary by the Beneficiary.

(d)	Death of Beneficiary After Participant’s Death. Each Beneficiary, in accordance with procedures established by the Committee, may name or designate an individual to receive the Beneficiary’s share of the Account balance (a “Recipient”) any time after the Participant’s death. In the event a Beneficiary dies before complete payment of his or her share of the Account balance, such Beneficiary’s share shall be paid to the Recipient designated by the Beneficiary. Effective as of June 20, 2014, if a deceased Beneficiary failed to name or designate a Recipient, if the Beneficiary’s designation is ineffective for any reason, or if the Recipient dies before the Beneficiary or before complete payment of the Beneficiary’s share of the Account balance, the Committee will direct the Trustee to pay the Beneficiary’s share in accordance with the following:

(i)	To the Beneficiary’s surviving spouse; and

(ii)	If the Beneficiary does not have a surviving spouse, to or for the benefit of the legal representative or representatives of the Beneficiary’s estate.

Notwithstanding anything contained herein to the contrary, all payments under this Subparagraph shall comply with the requirements of Section 401(a)(9) of the Code.

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10.04	Missing Participants and Beneficiaries

While a Participant is alive, he or she must file with the Committee from time to time his or her own and each of his or her named Beneficiaries’ post office addresses and each change of post office address. After the Participant’s death, the Participant’s Beneficiary or Beneficiaries shall be responsible for filing such information with the Committee. A communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Committee, or if no address is filed with the Committee, then at his or her last post office address as shown on the Employer’s records, will be binding on the Participant and his or her Beneficiary for all purposes of the Plan. Neither the Trustee nor any of the Employers is required to search for or locate a Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he or she is entitled to a payment, and if such person fails to claim Plan benefits or make such person’s whereabouts known to the Committee within 180 days after the notification, the Account balances of the Participant or Beneficiary may be disposed of in an equitable manner permitted by law under rules adopted by the Committee, including the Forfeiture of such balances. If a Participant or Beneficiary is subsequently located, such benefits shall be restored and shall be paid to the Participant or Beneficiary in accordance with applicable Plan provisions.

10.05	Rollovers

(a)	General Rule. Notwithstanding any Plan provision to the contrary, a Distributee under the Plan who receives an Eligible Rollover Distribution may elect, at the time and in the manner prescribed by the Committee, to have any portion of the distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. However, the Plan will not provide for a Direct Rollover (including an automatic rollover) if the amount of the Eligible Rollover Distribution is reasonably expected to total less than $200 during a year.

(b)	Non-Spouse Beneficiary Rollovers. To the extent permitted under Section 402(c)(11) of the Code and related regulations and guidance, if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code, which individual retirement plan is established for the purposes of receiving a distribution on behalf of a non-Spouse beneficiary (as defined by Section 401(a)(9)(E) of the Code), the transfer shall be treated as an Eligible Rollover Distribution for purposes of the Plan and Section 402(c) of the Code.

(c)	Qualified Rollover Contributions to Roth IRAs. Solely to the extent permitted in Sections 408A(c)(3)(B), (d)(3) and (e) of the Code and the regulations and other guidance issued thereunder, an eligible Distributee may elect to roll over any portion of an Eligible Rollover Distribution to a Roth IRA (as defined by Section 408A of the Code) in a qualified rollover contribution (as defined in Section 408A(e) of the Code), provided that the requirements of Section 402(c) of the Code are met.

(d)	Direct Rollover of Roth Contributions, Roth Catch-Up Contributions and Roth Rollover Contributions. Notwithstanding any provision of the Plan to the contrary, a Direct Rollover of an Eligible Rollover Distribution from a Roth Contribution Account or a Roth Rollover Contribution Account under the Plan will only be made to another designated Roth account or Roth IRA, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Any amount distributed from a Participant’s Roth Contribution Account and Roth Rollover Contribution Account shall be treated as a separate distribution from any amount distributed from the Participant’s other Accounts under the Plan, even if the amounts are distributed at the same time.

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10.06	Forfeitures

Effective as of June 20, 2014, the portion of a Participant’s Annual Company Contribution and Union Replacement Contribution, Pre 2007 Matching Contribution, and Post-2008 Matching Contribution Accounts that is not distributable by reason of Subsection 10.01 shall become a Forfeiture on the fifth anniversary of the Participant’s Separation Date or upon the earlier distribution or deemed distribution of the Participant’s vested Accounts, subject to the provisions of SECTION 12. All amounts forfeited in accordance with this Subsection shall be allocated among and credited to the Accounts of Participants reemployed to the extent required under Subsection 12.01, shall be used to reduce any future Annual Company Contributions paid pursuant to Subsection 5.02, any future Employer Matching Contributions required by Subsection 5.03 or any applicable Supplement to the Plan, any future Union Replacement Contributions paid pursuant to Subsection 5.04, or shall be used to reduce administrative expenses of the Plan, as determined by the Committee. Pending such application, Forfeitures shall be invested in the Investment Fund directed by the Investment Committee

10.07	Recovery of Benefits

In the event a Participant or Beneficiary receives a benefit payment under the Plan which is in excess of the benefit payment which should have been made, or in the event a person other than a Participant or Beneficiary receives an erroneous payment from the Plan, the Committee shall have the right, on behalf of the Plan, to recover the amount of such excess or erroneous payment from the recipient. The Committee may, however, at its option, deduct the amount of such excess or erroneous payment from any subsequent benefits payable to, or for, the Participant or Beneficiary.

10.08	Dividend Pass-Through Election

With respect to a Participant’s interest in the ESOP component of the Plan (as defined in Subsection 1.01 from time to time), each Participant has the right to elect either (a) to have dividends paid on such shares reinvested in shares of Hanesbrands Stock, or (b) to receive a distribution in cash of such dividends in accordance with procedures established by the Committee. If a Participant fails to make an election, he or she will be deemed to have elected to have dividends reinvested in shares of Hanesbrands Stock. The Committee will establish rules and procedures for such elections. Any dividends with respect to which a Participant may make an election under this Subsection shall be 100 percent vested without regard to whether the Participant is vested in the shares of Hanesbrands Stock with respect to which the dividends are paid. Distributions under this Subsection shall be made as soon as administratively practicable after the dividend payment date, and shall not constitute Eligible Rollover Distributions.

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10.09	Minimum Distributions

Distribution of a Participant’s benefits shall be made or commence by his or her Required Commencement Date. Distributions to a Participant after his or her Required Commencement Date shall be made in installment payments equal to the minimum amount necessary to meet the requirements of Section 401(a)(9) of the Code. All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder (including the incidental death benefit requirement in Section 401(a)(9)(G) of the Code), the provisions of which are hereby incorporated by reference, and shall further comply with the rules described below:

(a)	The Participant’s Accounts will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Commencement Date. If the Participant dies before distributions begin, the Participant’s Accounts will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later;

(ii)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(iv)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse have begun, this Subparagraph (a), other than Subparagraph (i), will apply as if the surviving Spouse were the Participant.

For purposes of this Subparagraph (a) and Subparagraph (c), unless Subparagraph (a)(iv) applies, distributions will be considered to have begun on the Participant’s Required Commencement Date. If Subparagraph (a)(iv) applies, distributions will be considered to have begun on the date distributions are required to begin to the surviving Spouse under Subparagraph (a)(i). Unless the Participant’s interest is distributed in a single sum on or before the Required Commencement Date, distributions will be made as of the first Distribution Calendar Year in accordance with Subparagraphs (b) and (c) below.

(b)	Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of: (i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse and such Spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year. Required minimum distributions will be determined under this Subparagraph (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

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(c)	Required Minimum Distributions After Participant’s Death.

(i)	Death on or After Date Distributions Begin. In the case of a Participant who dies after the date distributions have begun, the remaining portion of his vested Accounts shall be distributed to the Participant’s Beneficiary at least as rapidly as would have been distributed under the method of distribution in effect on the day of the Participant’s death. If the Participant dies on or after the date distributions have begun and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year;

(B)	The Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year; and

(C)	The Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(ii)	Death Before Date Distributions Begin. If the Participant dies before the date distributions have begun and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subparagraph (c)(i). If the Participant dies before the date distributions have begun and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions have begun, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to have begun to the surviving Spouse under Subparagraph (a)(i), this Subparagraph will apply as if the surviving Spouse were the Participant.

(d)	Definitions. For purposes of this Subsection, the following definitions shall apply:

(i)	“Designated Beneficiary” means the Participant’s Beneficiary who is the designated beneficiary for purposes of Section 401(a)(9) of the Code.

(ii)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subparagraph (a). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

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(iv)	“Participant’s Account Balance” means the balance of the Participant’s Accounts as of the Valuation Calendar Year, increased by the amount of any contributions made and allocated to the Participant’s Accounts as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The balance of the Participant’s Accounts for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)	“Valuation Calendar Year” means the last valuation date in the calendar year immediately preceding the Distribution Calendar Year.

(e)	2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of this Subsection, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 under this Subsection (“2009 RMDs”) but for the enactment of Section 401(a)(9)(H) of the Code did not receive those distributions for 2009. However, a Participant or surviving Spouse receiving periodic installments under Subsection 10.01(c)(ii) received scheduled installment payments even though all or part of those payments might otherwise be considered 2009 RMDs. Any 2009 RMDs paid pursuant to the preceding sentence may be considered Eligible Rollover Distributions, but shall not be eligible for Direct Rollover.

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SECTION 11

Loans and Withdrawals

11.01	Loans to Participants

While the primary purpose of the Plan is to allow Participants to accumulate funds for retirement, it is recognized that under some circumstances it is in the best interests of Participants to permit loans to be made to them while they continue in the active service of the Employers. Accordingly, pursuant to procedures the Committee shall establish for loan applications and processing, the Committee may approve loans to Participants who are actively at work in the employ of an Employer subject to the following:

(a)	The principal amount of any loan made to a Participant shall not be less than $500 and, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:

(i)	$50,000, reduced by the excess (if any) of the highest outstanding balance under the Plan and all other qualified employer plans during the one-year period ending on the day before the date of the loan, over the outstanding balance on the date of the loan; or

(ii)	One-half of the Participant’s vested Account balances under the Plan.

(b)	Each loan must be evidenced by a written note in a form approved by the Committee, shall bear interest at a reasonable fixed rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan. Effective as of June 20, 2014, interest rates shall be determined monthly and shall be based on the prevailing prime rate as published by Thomson Reuters; provided, however, that the rate shall not exceed six percent during any period that the Participant is on military leave, in accordance with the Service Members Civil Relief Act (“SCRA”) if the service member provides notification that he or she will be entering military service as required under SCRA.

(c)	Each loan for a purpose other than to purchase a principal residence (a “General Purpose Loan”) shall specify a repayment period of not less than six months nor more than five years, unless the proceeds of the loan are used to purchase the Participant’s principal place of residence (a “Principal Residence Loan”), in which case such loan must be repaid within 10 years after the date the loan is made. No loan shall be issued for the purpose of refinancing an outstanding loan under the Plan.

(d)	Repayments shall be made by payroll deduction unless otherwise permitted by the Committee. Loan repayments shall be credited to the Participant’s Accounts in accordance with such rules as the Committee determines, and shall be credited to the Investment Funds in accordance with the Participant’s investment election for future contributions in effect at the time of the loan repayment, and, in the absence of such investment election, to the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and related regulations.

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(e)	Loans to Participants shall be made as soon as administratively feasible after the Committee has received the Participant’s loan request and such information and documents from the Participant as the Committee shall deem necessary. A Participant’s Accounts may be charged a fee for processing each loan request. The Participant’s loan request shall be made in such manner and in accordance with such rules as the Committee determines.

(f)	Each loan shall be secured by a pledge of the Participant’s vested Account balances under the Plan.

(g)	A loan granted under this Subsection to a Participant from any vested Account balance under the Plan shall be made by liquidating and converting to cash his or her appropriate Accounts and the appropriate subaccounts in the various Investment Funds, in such order as shall be determined by the Committee and applied uniformly.

(h)	A Participant may have only two loans outstanding at a time; provided that a Participant may not have two loans of the same type (Principal Residence or General Purpose) outstanding at any given time. A Participant shall not be entitled to take a second loan if the Participant is in default on a prior loan of the same type and has not repaid the defaulted amount to the Plan.

(i)	The Committee may establish uniform rules to apply where Participants fail to repay any portion of loans made to them pursuant to this Subsection and accrued interest thereon in accordance with the terms of the loans, or where any portion of any loan and accrued interest thereon remains unpaid on a Participant’s Separation Date. To the extent consistent with Internal Revenue Service rules and regulations, such rules may include charging unpaid amounts against a Participant’s Accounts (in such order as the Committee decides), and treating the amounts so charged as a payment to the Participant for purposes of SECTION 10. The Committee may charge a Participant’s Account for reasonable and necessary administrative fees incurred in administering any loan under this Subsection in accordance with uniform rules and procedures applicable to all Participants similarly situated. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

(j)	Any loan which was being administered under a Predecessor Plan and which was transferred to this Plan shall be governed by the applicable terms of this Plan on and after the transfer date.

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11.02	Hardship Withdrawals

In the event a Participant suffers a serious financial hardship, such Participant may withdraw a portion of the balance in his or her Accounts attributable to his or Before-Tax Contributions (excluding any earnings credited thereto on or after January 1, 1989), After-Tax Contributions, Roth Contributions (excluding any earnings credited thereto), Rollover Contributions and Roth Rollover Contributions, provided that the amount of the withdrawal is at least $250 and does not exceed the amount required to meet the immediate financial need created by the serious financial hardship. Notwithstanding the foregoing, the amount required to meet the immediate financial need may include amounts necessary to pay federal, state or local income taxes or penalties that are reasonably anticipated to result from the hardship withdrawal.

(a)	Immediate and Heavy Need. A hardship shall be deemed on account of immediate and heavy financial need only if the withdrawal is on account of:

(i)	Tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or his or her Spouse, children or dependents (determined under Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(ii)	Costs directly related to the purchase of a primary residence for the Participant (not including mortgage payments);

(iii)	Unreimbursed medical expenses that would be deductible by the Participant for federal income tax purposes pursuant to Section 213 of the Code, and that are incurred by the Participant, the Participant’s Spouse or any dependent (as defined in Section 152 of the Code without regard to the change in the definition under the Working Families Tax Relief Act of 2004) including any non-custodial child who is subject to the special rule of Section 152(e) of the Code; or amounts necessary to obtain medical care or medically necessary equipment or services for the Participant, the Participant’s Spouse or a dependent described in this Subparagraph (iii);

(iv)	The need to prevent eviction of the Participant from his or her primary residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)	Payment for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B)); or

(vi)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(b)	Necessary Amount. A determination of whether the requirement that the withdrawal not exceed the amount required to meet the immediate financial need created by the serious financial hardship is satisfied shall be made on the basis of all relevant facts and circumstances in a consistent and nondiscriminatory manner; provided, however, that the Participant must provide the Committee with a statement on which the Committee may reasonably rely, unless it has actual knowledge to the contrary, certifying that the Participant’s financial need cannot be relieved by all of the following means:

(i)	Through reimbursement or compensation by insurance or otherwise,

(ii)	By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(iii)	By cessation of elective contributions under this Plan, or other distributions from this Plan, and

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(iv)	By other distributions, such as the distribution of dividends which are currently available to the Participant, or nontaxable (at the time of the loan) loans from Plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this Subsection, the Participant’s resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to the Participant. Property owned by the Participant and the Participant’s Spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

(c)	A Participant may not request more than two withdrawals per calendar year under this Subsection.

(d)	To obtain a hardship withdrawal, a Participant must submit his or her withdrawal request in accordance with procedures and within such time periods as may be determined by the Committee. Hardship withdrawals shall be made as soon as administratively feasible after the Committee has received the Participant’s withdrawal request and such information and documents from the Participant as the Committee shall deem necessary.

11.03	Other In-Service Withdrawals

(a)	Age 59-1/2 Withdrawals. A Participant who has attained the age of 59-1/2 may withdraw part or all of his or her vested Account balances at any time.

(b)	After-Tax Withdrawals. A Participant may withdraw all or a portion of his or her After-Tax Account, if any, at any time.

(c)	Withdrawals of Rollover Contributions. A Participant may withdraw part or all of his or her Rollover Contribution Account and Roth Rollover Contribution Account at any time.

(d)	HEART Act Withdrawals During any period in which a Participant is performing service in the uniformed services while on active duty for a period of more than 30 days, the Participant shall be treated as having been severed from employment with the employer for purposes of taking a distribution of his or her Before-Tax Contribution and Roth Contribution Accounts. If a Participant elects to receive a distribution pursuant to the preceding sentence, such Participant shall not be permitted to make Before-Tax Contributions or Roth Contributions under SECTION 3 of the Plan during the six-month period beginning on the date of the distribution.

11.04	Additional Rules for Withdrawals

Withdrawals made pursuant to Subsections 11.02 and 11.03 shall be made in cash and shall be charged to the Participant’s Accounts and the appropriate subaccounts in the various Investment Funds in such order as shall be determined by the Committee and applied uniformly.

Requests for a withdrawal shall be made in such manner and in accordance with such rules as the Committee determines.

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SECTION 12

Reemployment

12.01	Reemployed Participants

Except as provided below or in Subparagraph 4.01(c), if a Participant is reemployed by an Employer following a termination of employment, such Participant shall resume participation in the Plan for all purposes on the first day of the first payroll period following his or her rehire date that he or she is a member of a Covered Group. If a former Employee or Eligible Employee is reemployed by an Employer, Service he or she had accrued prior to his or her termination of employment will be reinstated for purposes of determining his or her eligibility to participate in the Plan, and he or she shall become eligible to participate in the Plan in accordance with the provisions of Subsection 3.01.

12.02	Calculation of Service Upon Reemployment

(a)	Reemployment with Vested Interest in Plan Accounts. If at the time the Participant terminated employment, he or she had either (A) a vested interest in his or her Annual Company Contribution and Union Replacement Contribution Account, or (B) amounts credited to his or her Before-Tax Contribution Account or Roth Contribution Account, the following rules shall apply:

(i)	If the Participant is reemployed by a Controlled Group Member before he or she incurs five consecutive One Year Periods of Severance, the Participant may repay to the Trustee, within five years of his or her Reemployment Date, the total amount previously distributed to him or her from his or her Plan Accounts subject to vesting as a result of his or her earlier termination of employment. If a Participant makes such a repayment to the Trustee, both the amount of the repayment and the Forfeiture that resulted from the previous termination of employment shall be credited to his or her Accounts as of the Accounting Date coincident with or next following the date of repayment and he or she shall continue to vest in such amounts in accordance with the vesting schedule in effect at the Participant’s reemployment. In any event, the Participant’s pre-break Service shall be restored.

(ii)	If a Participant is reemployed by a Controlled Group Member on or after he or she incurs five consecutive One Year Periods of Severance, his or her pre-break Service shall count as Service for purposes of vesting in amounts credited to his or her Annual Company Contribution and Union Replacement Contribution Account or Post-2007 Matching Contribution Account on or after such reemployment. However, pre-break Forfeitures will not be restored to such Participant’s Accounts and such Participant’s post-break Service shall be disregarded for purposes of vesting in his or her pre-break Employer Contribution Accounts.

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(b)	Reemployment with No Vested Interest in Plan Accounts. If at the time the Participant terminated employment, he or she did not have either (A) a vested interest in his or her Annual Company Contribution and Union Replacement Contribution Account, or (B) amounts credited to his or her Before-Tax Contribution Account or Roth Contribution Account, the following rules shall apply:

(i)	If the Participant is reemployed by a Controlled Group Member before he or she incurs five consecutive One Year Periods of Severance, the amount of the Forfeiture that resulted from the previous termination of employment shall be credited to his or her Accounts as of the Accounting Date coincident with or next following the date of his or her reemployment or as soon as administrative feasible thereafter and he or she shall continue to vest in such amounts. In addition, the Participant’s pre-break Service shall be restored.

(ii)	If the Participant is reemployed by a Controlled Group Member after he or she incurs five consecutive One Year Periods of Severance, pre-break Forfeitures shall not be restored to his or her Accounts. In addition, if the Participant’s number of consecutive One Year Periods of Severance exceeds the greater of five of the aggregate number of such Participant’s pre-break Service, such pre-break Service shall be disregarded for purposes of vesting in amounts credited to his or her Employer Contribution Accounts after such employment.

(c)	Forfeitures. Forfeitures that are credited to a Participant’s Accounts under this Subsection shall be allocated from amounts forfeited under Subsection 10.01 or the applicable Supplement or, in the absence of such amounts, from special contributions made by the Employer.

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SECTION 13

Top-Heavy Rules

13.01	Purpose and Effect

The purpose of this SECTION 13 is to comply with the requirements of Section 416 of the Code. The provisions of this SECTION 13 shall be effective for each Plan Year in which the Plan is a “Top-Heavy Plan” within the meaning of Section 416(g) of the Code.

13.02	Top Heavy Plan

In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the “Determination Date”), the aggregate Account balances of Participants in this Plan who are Key Employees (as defined in Section 416(i)(1) of the Code) exceed 60 percent of the aggregate Account balances of all Participants in the Plan. In making the foregoing determination, the following special rules shall apply:

(a)	A Participant’s Account balance shall be increased by the aggregate distributions, if any, made with respect to the Participant during the one year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code). In the case of a distribution made for a reason other than severance from employment, death or Total Disability, the one year period shall be replaced with a five year period.

(b)	The Account balance of, and distributions to, a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded.

(c)	The Account of a Beneficiary of a Participant shall be considered the Account of a Participant.

(d)	The Account balances of a Participant who did not perform any services for the Employers during the one year period ending on the Determination Date shall be disregarded.

13.03	Key Employee

In general, a “Key Employee” is an Employee who, at any time during the Plan Year that includes the Determination Date was:

(a)	An officer of an Employer receiving annual Compensation greater than $175,000 (as adjusted under Section 416(i)(l) of the Code);

(b)	A five percent owner of an Employer; or

(c)	A one percent owner of an Employer receiving annual Compensation from any of the Employers and the Controlled Group Members of more than $150,000.

A “Non-Key Employee” is an Employee who is not a Key Employee, including an Employee who was formerly a Key Employee.

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13.04	Minimum Employer Contribution

For any Plan Year in which the Plan is a Top-Heavy Plan, an Employer’s contribution, if any, credited to each Participant who is a Non-Key Employee shall not be less than three percent of such Participant’s Compensation for that year. For purposes of the foregoing, contributions under Subsection 5.01 shall not be considered Employer contributions. In no event, however, shall an Employer contribution credited in any year to a Participant who is a Non-Key Employee (expressed as a percentage of such Participant’s Compensation) exceed the maximum Employer contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s Compensation). The minimum Employer contribution shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete 1,000 Hours of Service, or (ii) the Participant’s Compensation being less than a stated amount. The foregoing provisions shall not apply to any Participant who was not employed by an Employer on the last day of the Plan Year.

13.05	Aggregation of Plans

Each other defined contribution plan and defined benefit plan maintained by the Employers that covers a “Key Employee” as a Participant at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has been terminated), or that is maintained by the Employers in order for a Plan covering a Key Employee to qualify under Sections 401(a)(4) and 410 of the Code shall be aggregated with this Plan in determining whether this Plan is Top-Heavy. In addition, any other defined contribution or defined benefit plan of the Employers may be included if all such plans which are included when aggregated will continue to qualify under Section 401(a)(4) and 410 of the Code.

13.06	No Duplication of Benefits

If an Employer maintains more than one plan, the minimum Employer contribution otherwise required under Subsection 13.04 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplications of minimum contributions or benefits. For any Plan Year in which the Plan is a Top-Heavy Plan, a Participant who (a) is not a Key Employee, and (b) is a Participant in a defined benefit plan maintained by the Employers shall have the minimum retirement benefit provided under that defined benefit plan with an offset for benefits provided by this Plan.

13.07	Compensation

For purposes of this SECTION 13, “Compensation” shall mean compensation as defined in Subsection 6.05 of the Plan.

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SECTION 14

General Provisions

14.01	Committee’s Records

The records of the Committee as to an Employee’s age, Separation Date, Leave of Absence, reemployment and Compensation will be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect.

14.02	Information Furnished by Participants

Participants and their Beneficiaries must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan. The benefits of the Plan for each person are on the condition that he or she furnish promptly true and complete evidence, data and information requested by the Committee.

14.03	Interests Not Transferable

Except as otherwise provided in Subsection 14.04 and as may be required by application of the tax withholding provisions of the Code or of a state’s income tax act, benefits under the Plan are not in any way subject to the debts or other obligations of the persons entitled to such benefits and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered.

14.04	Domestic Relations Orders

If the Committee receives a domestic relations order issued by a court pursuant to a state’s domestic relations law, the Committee will direct the Trustee to make such payment of the Participant’s vested benefits to an Alternate Payee or Payees as such order specifies, provided the Committee first determines that such order is a qualified domestic relations order (“QDRO”) within the meaning of Section 414(p) of the Code. The Committee will establish reasonable procedures for determining whether or not a domestic relations order is a QDRO. Upon receiving a domestic relations order, the Committee shall promptly notify the Participant and any Alternate Payee named in the order that the Committee has received the order and any procedures for determining whether the order is a QDRO. If, within 18 months after receiving the order, the Committee makes a determination that the order is a QDRO, any direction to the Trustee to pay the benefits to an Alternate Payee as specified in the QDRO will include a direction to pay any amounts that were to be paid during the period prior to the date the Committee determines that the order is a QDRO. If during the 18 month period the Committee determines that the order is not a QDRO or no determination is made with respect to whether the order is a QDRO, the Committee will direct the Trustee to pay the amounts that would have been paid to the Alternate Payee pursuant to the terms of the order to the Participant if such amounts otherwise would have been payable to the Participant under the terms of the Plan. The Committee in its discretion may maintain an Account for an Alternate Payee to which any amount that is to be paid to such Alternate Payee from a Participant’s Accounts will be credited. The Alternate Payee for whom such Account is maintained may exercise the same elections with respect to the fund or funds in which the Account will be invested as would be permissible for a Participant in the Plan. Further, the Alternate Payee may name a Beneficiary, in the manner provided in Subsection 10.03 to whom the balance in the Account is to be paid in the event the Alternate Payee should die before complete payment of the Account has been made. Distribution of the Alternate Payee’s Account shall be made in accordance with Subsections 10.01 and 10.02, and the Alternate Payee may exercise the same elections with respect to requesting a distribution or partial distribution of his or her Account as would be permissible for a Participant in the Plan; provided that the Alternate Payee’s Required Commencement Date shall be the date on which the Participant attains (or, in the event of the Participant’s death, would have attained) the Participant’s Required Commencement Date. The Committee may direct the Trustee to distribute benefits to an Alternate Payee on the earliest date specified in a QDRO, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.

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14.05	Facility of Payment

Any payment due hereunder to a minor or other person under legal disability may be made, in the discretion of the Committee, to a person reasonably believed to be a parent, Spouse, or relative by blood or marriage, or to the legal representatives of said person, or for the maintenance and support of said person. The Committee will not be required to see to the application of any such payment, and the payee’s receipt will be a full and final discharge of any liability of the Plan to said person under the provisions of the Plan.

14.06	No Guaranty of Interests

Neither the Trustee nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee and the Employers to make any payment is limited to the available assets of the Trust Fund.

14.07	Rights Not Conferred by the Plan

The Plan is not a contract of employment, and participation in the Plan will not give any Employee the right to be retained in an Employer’s employ, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

14.08	Gender and Number

Where the context admits, words denoting men include women, the plural includes the singular and vice versa.

14.09	Litigation by Participants

If a legal action begun against the Trustee, the Committee or any of the Employers by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or Beneficiary’s benefits, the cost to the Trustee, the Committee or any of the Employers of defending the action will be charged to such extent as possible to the sums, if any, involved in the action or payable to the Participant or Beneficiary concerned.

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14.10	Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

14.11	Uniform Rules

In managing the Plan, the Committee will apply uniform rules to all Participants similarly situated.

14.12	Law That Applies

Except to the extent superseded by laws of the United States, the laws of North Carolina (without regard to any state’s conflict of laws principles) shall be controlling in all matters relating to the Plan.

14.13	Waiver of Notice

Any notice required under the Plan may be waived by the person entitled to such notice.

14.14	Application for Benefits

Each Participant or Beneficiary eligible for benefits under the Plan shall apply for such benefits according to procedures and deadlines established by the Committee. In the event of denial of any application for benefits, the procedure set forth in Subsection 14.15 shall apply.

14.15	Claims Procedure

Claims for benefits under the Plan shall be made in such manner as the Committee shall prescribe. Claims for benefits and the appeal of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA and the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the claims and appeals procedures adopted by the Committee and/or the Appeal Committee, as appropriate, for that purpose.

If any application for benefits is denied in whole or in part, written notice of the decision to deny such application shall be promptly furnished to the applicant within 90 days after receipt of an application for benefits by the Committee, or within 180 days of receipt of such application if the applicant is notified in writing by the Committee that an extension of time is required for processing the application, which notice shall set forth the circumstances requiring the extension of time and the date by which the Committee expects to render a decision. If an application is neither granted nor denied within 90 days or 180 days, as the case may be, the application will be considered denied, and the applicant may pursue the review procedure set forth below. Each notice of denial of an application shall be in writing and shall contain the following information: (a) the specific reason or reasons for the denial; (b) specific reference to the pertinent Plan provisions upon which the denial is based; (c) a description of any additional material or information necessary for the applicant to perfect the application and an explanation of why such material or information is necessary; and (d) an explanation of the Plan’s review procedures (as described below), and the time limits applicable to such procedures, including a statement of the applicant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

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In the event an application for benefits is denied in whole or in part, the applicant or the applicant’s duly authorized representative may request a review of such denial by the Appeal Committee. Each such request for review must be in writing signed by the applicant or the applicant’s duly authorized representative, must specify that it is a request for review of a denied application and must be filed with the Appeal Committee no later than 60 days after receipt by the applicant of the denial of the applicant’s application. The decision of the Appeal Committee upon an applicant’s request for review shall be made within 60 days after the request for review is received by the Appeal Committee unless special circumstances require an extension of time for processing such review, in which event the applicant shall be notified in writing prior to the expiration of such 60 days, and the decision of the Appeal Committee shall be rendered within 120 days of the receipt of the request for review. In connection with a request for review, the applicant or the applicant’s duly authorized representative may submit issues and comments in writing to the Appeal Committee and any documents, records or other information relating to the claim for benefits. Upon request and free of charge, the applicant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to the applicant’s claim for benefits. The Appeal Committee’s review shall take into account all comments, documents, records, and other information submitted by the applicant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. All communications between the Appeal Committee and the applicant or the applicant’s duly authorized representative shall be in writing unless the applicant or the applicant’s duly authorized representative requests otherwise and the Appeal Committee consents thereto. Each decision of the Appeal Committee on a request for review shall be in writing, shall include the specific reason or reasons for the decision and shall contain specific reference to the Plan provisions upon which the decision is based.

If, after exhausting the claims and appeals procedures described above and as set forth in Section 503 of ERISA, the applicant wishes to pursue the claim any further, the applicant or the applicant’s duly authorized representative must file a claim in federal court no later than the earliest of (a) 90 days after the Appeal Committee’s final decision regarding the appeal, (b) three years after the date on which the Participant or other claimant commenced payment of the Plan benefits at issue in the judicial proceeding, or (c) the statutory deadline for filing a claim or lawsuit with respect to the Plan benefits at issue in the judicial proceeding as determined by applying the most analogous statute of limitations for the state of North Carolina. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented shall be strictly limited to the evidence timely presented to the Committee and/or the Appeal Committee. All decisions and communications relating to claims by applicants, denials of claims or claims appeals under this Subsection 14.15 shall be held strictly confidential by the applicant, the Committee, the Appeal Committee and the employers during and at all times after the applicant’s claim has been submitted in accordance with this Subsection 14.15.

14.16	Action by Employers

Any action required or permitted under the Plan of an Employer shall be by resolution of its board of directors or by a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or such committee.

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14.17	Adoption of Plan by Controlled Group Members

With the consent of the Company, any Controlled Group Member of the Company may adopt the Plan and become an Employer hereunder. The adoption of the Plan by any such Controlled Group Member shall be effected by resolution of its board of directors, and the Company’s consent thereto shall be effected by resolution of the Committee.

14.18	Compensation and Expenses

Unless paid by the Employers and except as otherwise provided below, all reasonable costs, charges, and expenses incurred in the administration of this Plan, including expenses incurred by the Committee and the Investment Committee, compensation to the Trustee, compensation to an investment manager, and any compensation to agents, attorneys, actuaries, accountants, recordkeepers, and other persons performing services on behalf of this Plan or for the Committee or the Investment Committee will be paid from the Trust Fund in such portions as the Investment Committee may direct. As directed by the Investment Committee, expenses to be paid from the Trust Fund may be drawn from (i) Participants’ Accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each Account, (ii) earnings or gains in each Investment Fund or (iii) forfeitures under Subsection 10.06. Expenses directly related to the investment of a particular Investment Fund (such as brokerage, postage, express and insurance charges, and transfer taxes) shall be paid from that Investment Fund. Participants’ Accounts also may be charged fees related to specific distributions or QDRO approvals, as determined by the Committee.

14.19	Indemnification

To the extent permitted by applicable law and except as provided below, a person, who is or was a member of the Board of Directors, the boards of directors of each Employer, the Investment Committee, the Committee, an employee of an Employer or a Controlled Group Member to whom responsibilities with respect to the Plan or Trust had been assigned or delegated, or an individual specifically designated by the Committee (an “indemnitee”), shall, to the extent permitted by applicable law and except as provided below, be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless by an investment manager, investment advisor, the Trustee, or any other person under any liability insurance contract or other indemnification arrangement related to the Plan or Trust) from and against any and all liability or claim of liability (i) to which the indemnitee may be subjected by reason of any act done or omitted to be done in good faith in the discharge of the indemnitee’s assigned or delegated responsibilities relating to the operation or administration of the Plan or the Trust or the investment of the Trust Fund, including all reasonable expenses (including attorneys’ fees and costs) incurred in the indemnitee’s defense; or (ii) for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or taken by any investment manager or investment adviser of an Investment Fund or any such action made or taken by the Trustee acting on their instructions. The above indemnification is conditioned upon: (i) the indemnitee shall have given the Board of Directors (or its delegate) (or if the indemnitee is a member of the Board of Directors, the secretary of the Company) prompt notice of any claim hereunder; (ii) the indemnitee cooperates fully in the Employers’ defense of any such claim; and (iii) the indemnitee makes no settlement or compromise of any such claim without the Board of Directors’ (or its delegate’s) prior written consent. Questions as to the entitlement of an indemnitee to the indemnification provided shall be decided by the Board of Directors or its designee.

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SECTION 15

Amendment or Termination

15.01	Amendment

While the Employers expect to continue the Plan, the Company reserves the right, subject to SECTION 15, to amend the Plan from time to time, by resolution of the Board of Directors in accordance with Subsection 14.16, or by resolution of a committee authorized to amend the Plan by resolution of the Board of Directors. Notwithstanding the foregoing, no amendment will reduce a Participant’s Account balance to less than an amount he or she would be entitled to receive if he or she had terminated his or her association with the Employers on the day of the amendment. No person has the authority to modify the terms of the Plan, except by means of authorized written amendments to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Employers or the Plan.

15.02	Termination

The Plan will terminate as to all Employers on any date specified by the Company, by resolution of the Board of Directors in accordance with Subsection 14.16, if advance written notice of the termination is given to the Trustee and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

(a)	The date it is terminated by that Employer, by resolution of its board of directors in accordance with Subsection 14.16, if advance written notice of the termination is given to the Company and the Trustee;

(b)	The date the Employer permanently discontinues its contributions under the Plan; and

(c)	The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets; provided, however, that upon the occurrence of any of the foregoing events, arrangements may be made whereby the Plan will be continued by a successor to such Employer, in which case the successor will be substituted for such Employer under the Plan.

15.03	Effect of Termination

On termination or partial termination of the Plan, the date of termination will be an Accounting Date, and, after all adjustments then required have been made, each Participant’s Account balance will be vested in him or her and distributed to him or her by one or more of the methods described in Subsection 10.01 as the Committee decides. All appropriate accounting provisions of the Plan will continue to apply until the Account balances of all Participants have been distributed under the Plan.

15.04	Notice of Amendment or Termination

Participants will be notified of an amendment or termination within a reasonable time.

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15.05	Plan Merger, Consolidation, Etc.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Participant’s benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

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SECTION 16

Relating to the Plan Administrator and Committees

16.01	The Employee Benefits Administrative Committee

The Board of Directors has appointed the Committee, consisting of three (3) or more individuals, to consolidate the powers and duties of administration of the employee benefit plans and programs maintained by the Company. Each appointee to the Committee shall serve for as long as is mutually agreeable to the Company and to the appointee. A majority of the members of the Committee have the power to act on behalf of the Committee. The Committee may delegate any of its responsibilities hereunder, by designating in writing other persons to advise it with regard to any such responsibilities. Any person to whom the Committee has delegated any of its responsibilities also may delegate any of its responsibilities hereunder, subject to the approval of the Committee, by designating in writing other persons to carry out its responsibilities under the Plan, and may retain other persons to advise it with regard to any of such responsibilities. The Committee and any delegate of the Committee hereunder may serve in more than one fiduciary capacity. The Committee and its delegates may allocate fiduciary responsibilities among themselves in any reasonable and appropriate fashion, subject to the approval of the Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Committee elsewhere in the Plan and the Trust Agreement, the Committee shall have the following discretionary powers, rights and duties:

(a)	To approve the appointment and removal of the members of the Appeal Committee, who shall have such powers, rights and duties as are specifically provided elsewhere in the Plan in addition to those delegated by the Committee.

(b)	To act as “Plan Administrator” of the Plan, and to adopt such regulations and rules of procedure as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement. The Committee shall be the fiduciary responsible for ensuring that procedures safeguarding the confidentiality of all Participant decisions and directions relating to purchase, sale, tendering and voting (as described in Subsection 9.06) of shares of Hanesbrands Stock credited to such Participants’ Accounts are sufficient and are being followed.

(c)	To determine all questions arising under the Plan other than those determinations that have been delegated to the Appeal Committee or the Investment Committee, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and to make factual findings; such determinations shall be binding on all parties. Benefits under this Plan will be paid only if the Committee or its delegate decides in its discretion that the applicant is entitled to them.

(d)	To enforce the Plan in accordance with its terms and the terms of the Trust Agreement and in accordance with the rules and regulations adopted by the Committee.

(e)	To construe and interpret the Plan and Trust Agreement, to reconcile and correct any errors or inconsistencies and to make adjustments for any mistakes or errors made in the administration of the Plan.

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(f)	To furnish the Employers with such information as may be required by them for tax or other purposes.

(g)	To employ agents, attorneys, accountants, actuaries or other organizations or persons (who also may be employed by the Employers) and allocate or delegate to them any of the powers, rights and duties of the Committee as the Committee may consider necessary or advisable to properly administer the Plan. To the extent that the Committee delegates to any person or entity the discretionary authority to manage and control the administration of the Plan, such person or entity shall be a fiduciary as defined in ERISA. As appropriate, references to the Committee herein with respect to any delegated powers, rights and duties shall be considered references to the applicable delegate.

16.02	The ERISA Appeal Committee

The Committee has appointed the Appeal Committee primarily for the purpose of reviewing decisions denying benefits under the Plan. The Appeal Committee shall consist of four or more individuals, and each such appointee shall serve for as long as is mutually agreeable to the Committee and to the appointee. A majority of the members of the Appeal Committee will have the power to act on behalf of the Appeal Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Appeal Committee elsewhere in the Plan and the Trust Agreement, the Appeal Committee shall have the following powers, rights and duties:

(a)	To adopt such regulations and rules of procedure as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement.

(b)	To have final review of appeals of decisions by the Committee or its delegates denying benefits under the Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and to remedy ambiguities, inconsistencies or omissions.

(c)	To enforce the Plan in accordance with its terms and the terms of the Trust Agreement, and in accordance with the rules and regulations adopted by the Committee.

(d)	To construe the Plan and Trust Agreement, to reconcile and correct any errors or inconsistencies and to make adjustments for any mistakes or errors made in the administration of the Plan.

The Committee and the Appeal Committee are sometimes referred to herein collectively as the “Committees.”

16.03	Secretary of the Committee

Each of the Committees may appoint a secretary to act upon routine matters connected with the administration of the Plan, to whom the Committee or the Appeal Committee, as the case may be, may delegate such authorities and duties as it deems expedient.

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16.04	Manner of Action

During any period in which two or more members of any of the Committees are acting, the following provisions apply where the context admits:

(a)	A member of the Committee or the Appeal Committee, as applicable, by writing may delegate any or all of such member’s rights and duties to any other member, with the consent of the latter.

(b)	The Committee or the Appeal Committee, as applicable may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

(c)	An action or a decision of a majority of the members of the Committee or the Appeal Committee, as the case may be, as to a matter shall be effective as if taken or made by all members of the Committee or the Appeal Committee, as applicable.

(d)	If, because of the number qualified to act, there is an even division of opinion among the members of the Committee or the Appeal Committee, as the case may be, as to a matter, a disinterested party selected by the Committee or the Appeal Committee, as applicable, may decide the matter and such party’s decision shall control.

(e)	The certificate of the secretary of the Committee or the Appeal Committee, as applicable, of a majority of the members that the Committee or the Appeal Committee, as the case may be, has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

16.05	Interested Party

If any member of the Committee or the Appeal Committee, as applicable also is a Participant in the Plan, such individual may not decide or determine any matter or question concerning payments to be made to such individual unless such decision or determination could be made by such individual under the Plan if such individual were not a member of the applicable committees.

16.06	Reliance on Data

The Committee or the Appeal Committee, as applicable may rely upon data furnished by authorized officers of any Employer as to the age, Service and Compensation of any Employee of such Employer and as to any other information pertinent to any calculations or determinations to be made under the provisions of the Plan, and the Committees shall have no duty to inquire into the correctness thereof.

16.07	Committee Decisions

Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee or the Appeal Committee, as applicable made by such party in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee or the Appeal Committee, as applicable shall make such adjustments on account thereof as they consider equitable and practicable.

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EXHIBIT A

Accounts Transferred from the Sara Lee Plan

The assets and liabilities of the Sara Lee Plan attributable to participants employed by the following businesses/divisions were transferred from the Sara Lee Plan to the Plan as of July 24, 2006:

Business /Division	Division Code
Champion Athleticwear	7800
Champion Jogbra	9501
Champion Jogbra (Vermont)	9500
Eden Yarn	9225
Harwood	9260
Hanes Printables	9250
Henson Kicknerick	9300
J. E. Morgan	9265
OuterBanks	9266
Playtex Apparel-Hourly	9401
Playtex Apparel-Salary	9400
Sara Lee Activewear/Hourly	9221
Sara Lee Business Services	9273 (except process level 12702)
Sara Lee Casualwear	9220 (except process level 19901 (Courtalds))
Sara Lee Direct	9271
Sara Lee Hosiery	9210
Sara Lee Intimate Apparel	9200 (except process level 19901 (Courtalds))
Sara Lee Sock Company (previously known as Adams-Millis Corporation)	7995
Sara Lee Underwear	9240
Sara Lee Underwear Weston	9260
Scotch Maid	7975
Socks Galore	9272
Spring City Knitting	9230

1

SUPPLEMENT A

December 31, 2014 Merger of the Maidenform, Inc. Savings Plan
into the Hanesbrands Inc. Retirement Savings Plan

A-1.          Introduction. Effective upon the close of business on December 31, 2014 (the “Merger Date”), the Maidenform, Inc. Savings Plan (the “Maidenform Plan”) shall be merged into, and continued in the form of, the Plan. The purpose of this Supplement A is to effectuate the merger of the Maidenform Plan into the Plan and the transfer of assets described in Paragraph A-2 below in accordance with Sections 401(a)(12), 411(d)(6), and 414(l) of the Code and the Treasury Regulations and other guidance issued thereunder. The terms of this Supplement A shall supersede the provisions of the Plan to the extent such provisions are inconsistent with the terms of this Supplement A.

A-2.          Transfer of Assets. On or as soon as practicable following the Merger Date, the assets of the trust that funds the Maidenform Plan shall be transferred to the Trust Fund. Such transferred assets shall be invested in the Investment Funds designated by the Investment Committee; provided that, participants in the Maidenform Plan as of the Merger Date (“Maidenform Participants”) shall be permitted to make investment elections in accordance with procedures established by the Committee.

A-3.          Transfer of Account Balances. As of the Merger Date, liabilities equal to the aggregate account balances, as adjusted through the Merger Date, of each Maidenform Participant shall be transferred to the Plan and shall be credited as follows:

(a)	Amounts attributable to a Maidenform Participant’s contributions under the Maidenform Plan shall be allocated to the corresponding accounts maintained on the Maidenform Participant’s behalf under the Plan.

(b)	Amounts held in a Maidenform Participant’s Employer Match account under the Maidenform Plan shall be allocated to his or her Maidenform Match Account under the Plan.

(c)	Amounts held in a Maidenform Participant’s Pre-1/1/2007 Match account under the Maidenform Plan shall be allocated to his or her Prior Match (Vst Schedule) Account under the Plan.

(d)	Amounts held in a Maidenform Participant’s Safe Harbor Match account under the Maidenform Plan shall be allocated to his or her Prior Safe Harbor Match Account under the Plan.

(e)	Amounts held in a Maidenform Participant’s NCC Frozen account under the Maidenform Plan shall be allocated to his or her NCC Frozen Account under the Plan.

Following the Merger Date, such amounts shall be subject to the terms and conditions of the Plan.

A-1

A-4.          Employer; Covered Group. Effective on the Merger Date, Maidenform LLC shall become an Employer under the Plan and Employees of Maidenform LLC (other than individuals employed in Puerto Rico) shall be a Covered Group under the Plan.

A-5.          Participation in the Plan. Each Maidenform Participant on the Merger Date shall become a Participant in the Plan on January 1, 2015, subject to the conditions and limitations of the Plan. However, each Employee of Maidenform LLC on the Merger Date shall become a Participant with respect to Before-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions, and Matching Contributions only after the end of the 30-day opt-out period that begins on January 1, 2015. As soon as possible after such period, each such Maidenform Participant shall be automatically enrolled in the Plan pursuant to the provisions of Subparagraphs 4.01(c) and (d) of the Plan. However, if the Maidenform Participant was ineligible to make before-tax deferrals under the Maidenform Plan immediately before the Merger Date because he or she had taken an in-service withdrawal requiring a suspension of deferrals under the Maidenform Plan, then the Maidenform Participant’s Before-Tax Contributions and/or Roth Contributions under the Plan shall not commence until after the end of the applicable suspension period.

A-6.          Vesting. Following the Merger Date, each Maidenform Participant’s Accounts shall be subject to the provisions of Subsection 10.01 of the Plan and the following:

(a)	A Maidenform Participant’s Maidenform Match Account, Prior Safe Harbor Match Account and NCC Frozen Account shall be fully vested at all times.

(b)	If a Maidenform Participant’s Separation Date occurs on or after his or her early retirement age (age 55), or if the Maidenform Participant dies or becomes Totally Disabled while actively employed with the Company or a Controlled Group Member, then the Maidenform Participant shall be fully vested in his or her Prior Match (Vst Schedule) Account. If the Maidenform Participant’s Separation Date occurs before the Maidenform Participant’s early retirement age, death or Total Disability, his or her Prior Match (Vst Schedule) Account shall be subject to the following schedule:

Vested
Years of Service	Percentage
Less than 1 year	34%
1 year but less than 2 years	67%
2 years or more	100%

(c)	A Maidenform Participant’s period of employment with Maidenform LLC, NCC Industries, Inc., or a predecessor thereto prior to the Merger Date shall be counted for purposes of determining such Maidenform Participant’s Years of Service under the Plan, but only to the extent that such service would have been taken into account for vesting purposes under the Maidenform Plan.

A-6.          Loans. Any outstanding loan on the Merger Date that had been made to a Maidenform Participant under the Maidenform Plan shall be maintained on and after the Merger Date under the Plan until all amounts of principal and interest thereon have been repaid. The terms and conditions relating to such outstanding loans shall continue as in existence prior to the Merger Date.

A-2

A-7.          Committee’s Actions. The Committee shall take such actions as it deems necessary or desirable to accomplish the transfer as described in this Supplement A.

A-8.          Use of Terms. Terms used in this Supplement A shall, unless defined in this Supplement A or otherwise noted, have the meanings given to those terms in the Plan.

A-3

SUPPLEMENT B

December 31, 2015 Merger of the GEAR For Sports Profit Sharing and 401(k) Plan
into the Hanesbrands Inc. Retirement Savings Plan

B-1.          Introduction. Effective upon the close of business on December 31, 2015 (the “Merger Date”), the GEAR For Sports Profit Sharing and 401(k) Plan (the “GEAR for Sports Plan”) shall be merged into, and continued in the form of, the Plan. The purpose of this Supplement B is to effectuate the merger of the GEAR for Sports Plan into the Plan and the transfer of assets described in Paragraph B-2 below in accordance with Sections 401(a)(12), 411(d)(6), and 414(l) of the Code and the Treasury Regulations and other guidance issued thereunder. The terms of this Supplement B shall supersede the provisions of the Plan to the extent such provisions are inconsistent with the terms of this Supplement B.

B-2.           Transfer of Assets. On or as soon as practicable following the Merger Date, the assets of the trust that funds the GEAR for Sports Plan shall be transferred to the Trust Fund. Such transferred assets shall be invested in the Investment Funds designated by the Investment Committee; provided that, participants in the GEAR for Sports Plan as of the Merger Date (“GEAR for Sports Participants”) shall be permitted to make investment elections in accordance with procedures established by the Committee.

B-3.           Transfer of Account Balances. As of the Merger Date, liabilities equal to the aggregate account balances, as adjusted through the Merger Date, of each GEAR for Sports Participant shall be transferred to the Plan and shall be credited as follows:

(a)            Amounts attributable to a GEAR for Sports Participant’s contributions under the GEAR for Sports Plan shall be allocated to the corresponding accounts maintained on the GEAR for Sports Participant’s behalf under the Plan.

(b)            Amounts held in a GEAR for Sports Participant’s Employer Match account under the GEAR for Sports Plan shall be allocated to his or her Prior Match 6 YR GRD Account under the Plan.

(c)            Amounts held in a GEAR for Sports Participant’s Discretionary Profit Sharing account under the GEAR for Sports Plan shall be allocated to his or her Prior PS 6 YR GRD Account under the Plan.

(d)            Amounts held in a GEAR for Sports Participant’s Qualified Discretionary account under the GEAR for Sports Plan shall be allocated to his or her Qualified Nonelective Contribution Account under the Plan.

B-1

Following the Merger Date, such amounts shall be subject to the terms and conditions of the Plan.

B-4.           Participation in the Plan. Each GEAR for Sports Participant on the Merger Date shall become a Participant in the Plan on January 1, 2016, subject to the conditions and limitations of the Plan. However, each Employee of GEAR for Sports on the Merger Date shall become a Participant with respect to Before-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions and Matching Contributions only after the end of the 30-day opt-out period. A GEAR for Sports employee’s period of employment with GEAR for Sports or a predecessor thereto immediately prior to the Merger Date shall be counted for purposes of satisfying the 30-day opt-out period. As soon as possible after such period, each such GEAR for Sports employee shall be automatically enrolled in the Plan pursuant to the provisions of Subparagraphs 4.01(c) and (d) of the Plan. However, if the GEAR for Sports Participant was ineligible to make before-tax deferrals under the GEAR for Sports Plan immediately before the Merger Date because he or she had taken an in-service withdrawal requiring a suspension of deferrals under the GEAR for Sports Plan, then the GEAR for Sports Participant’s Before-Tax Contributions and/or Roth Contributions under the Plan shall not commence until after the end of the applicable suspension period.

B-5.           Vesting. Following the Merger Date, each GEAR for Sports Participant’s Accounts shall be subject to the provisions of Subsection 10.01 of the Plan and the following:

(a)            If a GEAR for Sports Participant dies or becomes Totally Disabled while actively employed with the Company or a Controlled Group Member, then the GEAR for Sports Participant shall be fully vested in his or her Prior Match 6 YR GRD Account and Prior PS 6 YR GRD Account. If the GEAR for Sports Participant’s Separation Date occurs before the GEAR for Sports Participant’s death or Total Disability, his or her Prior Match 6 YR GRD Account and Prior PS 6 YR GRD Account shall be subject to the following schedule:

Vested
Years of Service	Percentage
Less than 1 year	0%
1 year but less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

(b)            A GEAR for Sports Participant’s period of employment with GEAR for Sports or a predecessor thereto prior to the Merger Date shall be counted for purposes of determining such GEAR for Sports Participant’s Years of Service under the Plan, but only to the extent that such service would have been taken into account for vesting purposes under the GEAR for Sports Plan.

B-6.           Loans. Any outstanding loan on the Merger Date that had been made to a GEAR for Sports Participant under the GEAR for Sports Plan shall be maintained on and after the Merger Date under the Plan until all amounts of principal and interest thereon have been repaid. The terms and conditions relating to such outstanding loans shall continue as in existence prior to the Merger Date, but subject to all applicable Plan provisions.

B-7.           Committee’s Actions. The Committee shall take such actions as it deems necessary or desirable to accomplish the transfer as described in this Supplement B.

B-8.           Use of Terms. Terms used in this Supplement B shall, unless defined in this Supplement B or otherwise noted, have the meanings given to those terms in the Plan.

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SUPPLEMENT C

December 31, 2015 Merger of the Knights Apparel, Inc. 401(k) Plan
into the Hanesbrands Inc. Retirement Savings Plan

C-1.           Introduction. Effective upon the close of business on December 31, 2015 (the “Merger Date”), the Knights Apparel, Inc. 401(k) Plan (the “Knights Apparel Plan”) shall be merged into, and continued in the form of, the Plan. The purpose of this Supplement C is to effectuate the merger of the Knights Apparel Plan into the Plan and the transfer of assets described in Paragraph C-2 below in accordance with Sections 401(a)(12), 411(d)(6), and 414(l) of the Code and the Treasury Regulations and other guidance issued thereunder. The terms of this Supplement C shall supersede the provisions of the Plan to the extent such provisions are inconsistent with the terms of this Supplement C.

C-2.           Transfer of Assets. On or as soon as practicable following the Merger Date, the assets of the trust that funds the Knights Apparel Plan shall be transferred to the Trust Fund. Such transferred assets shall be invested in the Investment Funds designated by the Investment Committee; provided that, participants in the Knights Apparel Plan as of the Merger Date (“Knights Apparel Participants”) shall be permitted to make investment elections in accordance with procedures established by the Committee.

C-3.           Transfer of Account Balances. As of the Merger Date, liabilities equal to the aggregate account balances, as adjusted through the Merger Date, of each Knights Apparel Participant shall be transferred to the Plan and shall be credited as follows:

(a)            Amounts attributable to a Knights Apparel Participant’s contributions under the Knights Apparel Plan shall be allocated to the corresponding accounts maintained on the Knights Apparel Participant’s behalf under the Plan.

(b)            Amounts held in a Knights Apparel Participant’s Employer Match account under the Knights Apparel Plan shall be allocated to his or her Prior Match 3 YR GRD Account under the Plan.

Following the Merger Date, such amounts shall be subject to the terms and conditions of the Plan.

C-4.           Participation in the Plan. Each Knights Apparel Participant on the Merger Date shall become a Participant in the Plan on January 1, 2016, subject to the conditions and limitations of the Plan. However, each Employee of Knights Apparel, Inc. on the Merger Date shall become a Participant with respect to Before-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions and Matching Contributions only after the end of the 30-day opt-out period. A Knights Apparel employee’s period of employment with Knights Apparel, Inc. or a predecessor thereto immediately prior to the Merger Date shall be counted for purposes of satisfying the 30-day opt-out period. As soon as possible after such period, each such Knights Apparel, Inc. employee shall be automatically enrolled in the Plan pursuant to the provisions of Subparagraphs 4.01(c) and (d) of the Plan. However, if the Knights Apparel Participant was ineligible to make before-tax deferrals under the Knights Apparel Plan immediately before the Merger Date because he or she had taken an in-service withdrawal requiring a suspension of deferrals under the Knights Apparel Plan, then the Knights Apparel Participant’s Before-Tax Contributions and/or Roth Contributions under the Plan shall not commence until after the end of the applicable suspension period.

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C-5.           Vesting. Following the Merger Date, each Knights Apparel Participant’s Accounts shall be subject to the provisions of Subsection 10.01 of the Plan and the following:

(a)            If a Knights Apparel Participant dies or becomes Totally Disabled while actively employed with the Company or a Controlled Group Member, then the Knights Apparel Participant shall be fully vested in his or her Prior Match 3 YR GRD Account. If the Knights Apparel Participant’s Separation Date occurs before the Knights Apparel Participant’s death or Total Disability, his or her Prior Match 3 YR GRD Account shall be subject to the following schedule:

Vested
Years of Service	Percentage
Less than 1 year	0%
1 year but less than 2 years	33%
2 years but less than 3 years	67%
3 years or more	100%

(b)            A Knights Apparel Participant’s period of employment with Knights Apparel, Inc., or a predecessor thereto prior to the Merger Date shall be counted for purposes of determining such Knights Apparel Participant’s Years of Service under the Plan, but only to the extent that such service would have been taken into account for vesting purposes under the Knights Apparel Plan.

C-6.           Loans. Any outstanding loan on the Merger Date that had been made to a Knights Apparel Participant under the Knights Apparel Plan shall be maintained on and after the Merger Date under the Plan until all amounts of principal and interest thereon have been repaid. The terms and conditions relating to such outstanding loans shall continue as in existence prior to the Merger Date, but subject to all applicable Plan provisions.

C-7.           Committee’s Actions. The Committee shall take such actions as it deems necessary or desirable to accomplish the transfer as described in this Supplement C.

C-8.           Use of Terms. Terms used in this Supplement C shall, unless defined in this Supplement C or otherwise noted, have the meanings given to those terms in the Plan.

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